Exhibit 99.2

PROTECTIVE ADVANCE LOAN AND SECURITY AGREEMENT

THIS PROTECTIVE ADVANCE LOAN AND SECURITY AGREEMENT (the “Agreement”), dated as of July 17, 2014, is entered into by and among KIOR, INC., a Delaware corporation (the “Company”), KIOR COLUMBUS LLC, a Delaware limited liability company (“KiOR Columbus” and collectively with the Company, the “Borrowers”), the lenders from time to time party hereto (collectively, the “Lenders”, and each a “Lender”), and the KFT Trust, Vinod Khosla, Trustee (the “KFT Trust”), as agent for the Lenders (in such capacity, “Agent”).

RECITALS

WHEREAS, the Borrowers, the “Purchasers,” as defined in and from time to time party thereto (the “2013 Second Lien Lenders”), and Khosla Ventures III LP in its capacity as the administrative agent for the 2013 Second Lien Lenders (the “2013 Second Lien Agent”), have entered into that certain Senior Secured Convertible Note Purchase Agreement dated as of October 18, 2013 (as amended, the “2013 Second Lien Purchase Agreement” and the “Secured Obligations” thereunder referred to herein as the “2013 Secured Obligations”);

WHEREAS, the Borrowers, the “Purchasers,” as defined in and from time to time party thereto (the “2014 Second Lien Lenders” and together with the 2013 Second Lien Lenders, the “Second Lien Lenders”), and the KFT Trust, in its capacity as the administrative agent for the 2014 Second Lien Lenders (the “2014 Second Lien Agent” and together with the 2013 Second Lien Agent, the “Second Lien Agents”), have entered into that certain Senior Secured Promissory Note and Warrant Purchase Agreement dated as of March 31, 2014 (as amended, the “2014 Second Lien Purchase Agreement” and the “Secured Obligations” thereunder referred to herein as the “2014 Secured Obligations” and together with the 2013 Secured Obligations, the “Second Lien Secured Obligations”);

WHEREAS, the Borrowers, the “Lenders,” as defined in and from time to time party thereto (the “Third Lien Lenders”), and 1538731 Alberta Ltd., in its capacity as agent for the Third Lien Lenders (the “Third Lien Agent”), have entered into that certain Loan and Security Agreement dated as of January 26, 2012 (as amended, the “Third Lien Loan Agreement” and the “Secured Obligations” thereunder referred to herein as the “Third Lien Secured Obligations” and together with the Second Lien Secured Obligations, the “Existing Secured Obligations”);

WHEREAS, pursuant to Amendment No. 1 to Senior Secured Promissory Note and Warrant Purchase Agreement dated as of July 3, 2014, the KFT Trust provided the Borrowers with certain short term funding in the form of Protective Advance Notes, in the aggregate original principal amount of $938,389, for the purpose of preserving, protecting, preparing for sale or disposition the Collateral, or any portion thereof and to enhance the likelihood and maximize the amount of repayment of the Existing Secured Obligations;

WHEREAS, the Borrowers continue to face liquidity needs and have requested that the Lenders provide additional funding on a short-term basis (i) to bridge the Borrowers through an expedited sale/refinancing process to explore strategic alternatives and (ii) to fund the roll-up of the aggregate outstanding amount of the Protective Advance Notes as an outstanding advance hereunder;

WHEREAS, the KFT Trust in its capacities as one of the 2013 Second Lien Lenders and one of the 2014 Second Lien Lenders, holds $63,447,308 in aggregate outstanding original principal amount of notes (excluding PIK interest and fees capitalized after the issuance of such notes) under the 2013 Second Lien Purchase Agreement and the 2014 Second Lien Purchase Agreement and in its capacity as one of the Third Lien Lenders, holds $25,000,000 in outstanding original principal amount of term loans (excluding PIK interest and fees capitalized after the incurrence of such loans) under the Third Lien Loan Agreement;

WHEREAS, the Agent and the KFT Trust, in its capacity as the initial Lender, have agreed to provide to the Borrowers, subject to the terms and conditions in this Agreement, protective advances in a principal amount up to $15,000,000, to preserve, protect, prepare for sale or disposition the Collateral, or any portion thereof and to enhance the likelihood and maximize the amount of repayment of the Existing Secured Obligations and the Secured Obligations hereunder; and

WHEREAS, in connection therewith, each Borrower, has agreed to grant to the Agent, on behalf of the Lenders, a first lien security interest in substantially all of its respective assets, senior in priority to the Existing Secured Obligations and each of the Second Lien Agents, on behalf of the Second Lien Lenders, and the Third Lien Agent, on behalf of the Third Lien Lenders, have agreed to subordinate their existing Liens securing the Existing Secured Obligations to the Liens granted to the Agent, on behalf of the Lenders, under this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration paid by each party to the other, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

AGREEMENT

SECTION 1. DEFINITIONS AND RULES OF CONSTRUCTION.

1.1 Unless otherwise defined herein, the following capitalized terms shall have the following meanings:

“2013 Second Lien Agent” has the meaning given to it in the recitals.

“2013 Second Lien Lenders” has the meaning given to it in the recitals.

“2013 Second Lien Purchase Agreement” has the meaning given to it in the recitals.

“2013 Secured Obligations” has the meaning given to it in the recitals.

“2014 Second Lien Agent” has the meaning given to it in the recitals.

“2014 Second Lien Lenders” has the meaning given to it in the recitals.

“2014 Second Lien Purchase Agreement” has the meaning given to it in the recitals.

“2014 Secured Obligations” has the meaning given to it in the recitals.

“Account Control Agreement(s)” means any agreement entered into by and among Agent (or an agent or control agent for Agent), any Borrower and a third party bank or other institution in which such Borrower maintains a Deposit Account, securities account or investment account and which perfects Agent’s (or such agent’s or control agent’s) security interest in the subject account or accounts.

“Agent Indemnitees” means Agent and its officers, directors, employees, affiliates, agents and attorneys.

“Agent Professionals” means attorneys, accountants, appraisers, auditors, business valuation experts, environmental engineers or consultants, turnaround consultants, and other professionals and experts retained by Agent.

“Agreement” means this Protective Advance Loan and Security Agreement, as amended from time to time.

“Assignee” has the meaning given to it in Section 11.14.

“Board of Directors” means the board of directors of the Company.

“Borrower Products” means all products, software, service offerings, technical data or technology currently being designed, manufactured or sold by any Borrower or which any Borrower intends to sell, license, or distribute in the future including any products or service offerings under development, collectively, together with all products, software, service offerings, technical data or technology that have been sold, licensed or distributed by any Borrower since its incorporation.

“Budget” means (a) for the period through July 25, 2014, the cash requirements forecast setting forth cash receipts, if any, and the disbursements of the Borrowers for the period covered thereby, delivered by the Borrowers to the Agent and the Lenders on or before the Effective Date pursuant to Section 4.1(f), (b) the updated cash requirements forecast setting forth cash receipts, if any, and the disbursements of the Borrowers for the period July 26, 2014 through at least October 31, 2014, delivered by the Borrowers to the Agent and the Lenders on or before July 25, 2014 pursuant to Section 7.1(c)(i), in form and substance satisfactory to the Agent and the Lenders and (c) any updated cash requirements forecast setting forth cash receipts, if any, and the disbursements of the Borrowers for the period covered thereby, delivered to the Agent and the Lenders pursuant to Section 7.1(c)(ii), which, in each case, shall have a duration and otherwise be in form and substance satisfactory to the Agent and the Lenders.

“Business Day” means any day, except Saturday, Sunday or legal holiday on which banking institutions in the city of Los Angeles are authorized or obligated by law or executive order to close.

“Capital Assets” means capital assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with GAAP as in effect on the date of this Agreement.

“Capital Expenditures” means amounts paid or Indebtedness incurred by any Person in connection with the purchase or lease by such Person of Capital Assets.

“Cash” means all cash and liquid funds.

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of acquisition thereof, (b) commercial paper maturing no more than one year from the date of creation thereof and currently having a rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (c) certificates of deposit issued by members of the Federal Reserve System with assets of at least $500,000,000 maturing no more than one year from the date of investment therein, and (d) money market funds substantially all of whose assets are invested in the types of assets described in clauses (a)-(c) herein.

“Change in Control” means: (i) any reorganization, recapitalization, consolidation or merger (or similar transaction or series of related transactions) of the Company in which the holders of the Company’s outstanding shares immediately before consummation of such transaction or series of related transactions (together with affiliates of such holders) do not, immediately after consummation of such transaction or series of related transactions (together with any affiliates of such holders), retain shares representing more than fifty percent (50%) of the voting power of the surviving entity of such transaction or series of related transactions (or the parent of such surviving entity if such surviving entity is wholly owned by such parent), in each case without regard to whether the Company is the surviving entity, (ii) any Person or two or more Persons acting in concert, acquiring beneficial ownership, directly or indirectly, of shares of the Company (or other securities convertible into such shares) representing more than fifty percent (50%) of the aggregate voting power of the Company, (iii) the Company fails to own and control, directly or indirectly, 100% of the stock of each other Borrower, or (iv) any sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by any Borrower of all or substantially all the assets of such Borrower.

“Claims” has the meaning given to it in Section 11.11.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” has the meaning given to it in Section 3.

“Collateral Information Certificate” has the meaning given to it in Section 5.12.

“Confidential Information” has the meaning given to it in Section 11.13.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any Indebtedness of another, including any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person; (ii) any obligations with respect to undrawn letters of credit, corporate credit cards or merchant services issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation described in clauses (i) and (ii) above, shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

“Copyright License” means any written agreement granting any right to any Borrower to use any Copyright or Copyright registration, now owned or hereafter acquired by any Borrower or in which any Borrower now holds or hereafter acquires any interest.

“Copyrights” means all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof, or of any other country.

“Default” means an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Deposit Accounts” means any “deposit accounts,” as such term is defined in the UCC, and includes any checking account, savings account, or certificate of deposit.

“Effective Date” has the meaning given to it in Section 4.1.

“Enforcement Action” means any action to enforce any Secured Obligations or Loan Documents or to exercise any rights or remedies relating to any Collateral (whether by judicial action, self-help, notification of account debtors, exercise of setoff or recoupment, exercise of any right to vote or act in a Borrower’s Insolvency Proceeding, or otherwise).

“ERISA” is the Employee Retirement Income Security Act of 1974, and its regulations, as amended from time to time.

“Event of Default” has the meaning given to it in Section 9.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to Agent or any Lender or required to be withheld or deducted from a payment to or on behalf of Agent or any Lender, (a) Taxes imposed on or measured by net income and franchise taxes (imposed in lieu of net income taxes), in each case, imposed by the jurisdiction (or any political subdivision thereof) under the laws of which Agent or such Lender is organized or in which its principal office is located, or imposed as a result of a present or former connection between Agent or such Lender and the jurisdiction imposing such net income or franchise tax (other than connections arising from Agent or such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan Document) and (b) Taxes attributable to any Lender’s failure to comply with Section 2.7(e) of this Agreement, other than any failure attributable to a change in applicable law occurring after the date hereof.

“Existing Secured Obligations” has the meaning given to it in the recitals.

“Financial Statements” has the meaning given to it in Section 7.1(b).

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time, provided that the parties agree that GAAP as in effect on the date of this Agreement shall be applicable for the interpretation of “capital lease obligations” in the definition of “Indebtedness”, and for the interpretation of “Capital Assets” in the definition of “Capital Expenditures,” in each case unless the parties otherwise agree in writing.

“Governmental Authority” means the government of the United States of America or of any other nation, or any political subdivision of any of them, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Indebtedness” means (a) all indebtedness for borrowed money or the deferred purchase price of property or services (excluding trade credit entered into in the ordinary course of business due within ninety (90) days), including reimbursement and other obligations with respect to surety bonds, bankers acceptances or letters of credit, (b) all obligations evidenced by notes, bonds evidencing borrowed money, debentures or similar instruments, (c) all capital lease obligations, and (d) all Contingent Obligations with respect to Indebtedness.

“Indemnified Claims” has the meaning given to it in Section 6.3.

“Indemnified Taxes” means (a) Taxes other than Excluded Taxes, and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Insolvency Proceeding” is any proceeding by or against any Person as a debtor under the United States Bankruptcy Code, or any other state, federal or foreign bankruptcy or insolvency law, including assignments of all or substantially all of such Person’s assets for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Intellectual Property” means all of each Borrower’s Copyrights, Trademarks, Patents, Licenses, trade secrets, proprietary information and inventions, mask works; each Borrower’s applications therefor and reissues, extensions, or renewals thereof; and each Borrower’s goodwill associated with any of the foregoing, together with each Borrower’s rights to sue for past, present and future infringement of Intellectual Property and the goodwill associated therewith.

“Investment” means any beneficial ownership (including stock, partnership or limited liability company interests) of or in any Person, or any loan, advance or capital contribution to any Person or the acquisition of all, or substantially all, of the assets of another Person or business unit of another Person.

“Lender” and “Lenders” have the meaning given to them in the preamble to this Agreement.

“Lender Expenses” are all audit fees and expenses, costs, and expenses (including reasonable attorneys’ fees and expenses) incurred by Agent or any Lender in connection with this Agreement, the Loan Documents, any other document or agreement described in or related to this Agreement, and the transactions contemplated by this Agreement and the other Loan Documents, including, without limitation, all such costs, expenses and fees: (a) incurred in connection with the preparation, negotiation, execution, delivery, amendment, administration, performance, collection, defense and enforcement of the Loan Documents and the Indebtedness arising thereunder (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings); (b) incurred in connection with the creation, perfection, protection, satisfaction, foreclosure, or enforcement of any security interest granted under the Loan Document (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings); and (c) otherwise incurred with respect to any Borrower.

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, and any lease in the nature of a security interest.

“Loan Documents” means this Agreement, the Account Control Agreements, the Subordination Agreement, any notes issued hereunder, any other intercreditor or subordination agreement, and any other documents executed in connection therewith or the transactions contemplated hereby, as the same may from time to time be amended, modified, supplemented or restated.

“Management Team Member” means any of Fred Cannon, Chris Artzer and John Kasbaum.

“Material Adverse Effect” means the occurrence of an event that has a material adverse effect upon any of: (i) the business, operations, results of operations, properties, assets, liabilities or condition (financial or otherwise) of any Borrower or the Company and its Subsidiaries taken as a whole, or (ii) the ability of any Borrower to perform any of its obligations under the Loan Documents, including, without limitation, repayment of the Secured Obligations when due in accordance with the terms of the Loan Documents, or (iii) the rights or remedies of the Agent or any Lender under the Loan Documents, or the ability of the Agent or any Lender to exercise or enforce such rights and remedies, with respect to the Secured Obligations or the Collateral in accordance with this Agreement; or (iii) the Collateral or the status, existence, perfection, priority, or enforceability of any Lien in favor of the Agent on the Collateral.

“Maturity Date” means the earlier of (a) October 31, 2014 and (b) the date on which all Protective Advances and other Secured Obligations shall become due and payable in accordance with the terms of this Agreement.

“Maximum Rate” shall have the meaning assigned to such term in Section 2.2.

“MDA Collateral” means that certain property (real or personal) or other assets and fixtures in which a Borrower has granted a security interest to the Mississippi Development Authority under the Mississippi Loan Documents, as of the Effective Date.

“MDA Deed of Trust” means that certain Deed of Trust, Fixture Filing and Assignment of Leases and Rents dated as of December 12, 2011, by and among KiOR Columbus, as grantor, Waverly Harkins, Special Assistant Attorney General, as trustee, and the Mississippi Development Authority, as beneficiary,

“MDA Forbearance Agreement” means that certain Forbearance Agreement dated as of July 3, 2014 by and between KiOR Columbus, as borrower, the Company, as guarantor, and the Mississippi Development Authority, acting for and on behalf of the State of Mississippi, as lender.

“Measurement Period” means the trailing four-week period ending on Friday of each week; provided, that, with respect to the Measurement Periods ending on each of the three Fridays following the Effective Date, the Measurement Period shall mean the trailing one-, two- or three- week period, as applicable.

“Mississippi Loan Documents” means that certain Loan Agreement, dated as of March 17, 2011, by and between the Mississippi Development Authority and KiOR Columbus, that certain Memorandum of Understanding, dated November 2010, by and between the Mississippi Development Authority and the Company, the MDA Deed of Trust, the MDA Forbearance Agreement and the documents, instruments and agreements executed in connection with the foregoing, each as amended, supplemented, modified, restated or refinanced from time to time.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement, the Protective Advances or any other Loan Document.

“Patent License” means any written agreement granting any right to any Borrower with respect to any invention on which a Patent is in existence or a Patent application is pending, in which agreement any Borrower now holds or hereafter acquires any interest.

“Patents” means all letters patent of, or rights corresponding thereto, in the United States or in any other country, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto, in the United States or any other country.

“Permitted Indebtedness” means: (i) Indebtedness of Borrowers in favor of Agent and Lenders arising under this Agreement or any other Loan Document; (ii) Indebtedness existing on the Effective Date which is disclosed in Schedule 1A, including the Indebtedness under the 2013 Second Lien Note Purchase Agreement, the 2014 Second Lien Note Purchase Agreement, the Third Lien Loan Agreement and the Mississippi Loan Documents; provided that there shall be no increase to the principal amount of any Indebtedness listed on such Schedule (other than as a result of PIK interest) and no modification to the terms of any such Indebtedness (other than as permitted by the Subordination Agreement, as applicable, or with the consent of the Required Lenders); and (iii) Indebtedness to trade creditors incurred in the ordinary course of business, including Indebtedness incurred in the ordinary course of business with corporate credit cards and consistent with the Budget.

“Permitted Investment” means: (i) Investments existing on the Effective Date which are disclosed in Schedule 1B; (ii) Cash and Cash Equivalents; (iii) Investments consisting of travel and relocation advances in the ordinary course of business and consistent with the Budget; (iv) Investments by any Borrower in any other Borrower and (v) Permitted Transfers.

“Permitted Liens” means any and all of the following: (i) Liens in favor of the Agent securing the Secured Obligations; (ii) Liens existing on the Effective Date which are disclosed in Schedule 1C, including Liens securing the Existing Secured Obligations and Liens under the Mississippi Loan Documents (including Exhibit B of the MDA Deed of Trust, as in effect on December 12, 2011); provided that there shall be no extension of coverage of the Liens listed on such Schedule to other property or any extension of the maturity thereof or any refinancing or other modification of the terms thereof or the increase of the Indebtedness secured thereby (other than as permitted by the Subordination Agreement, as applicable, or with the consent of the Required Lenders); (iii) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings; (iv) Liens securing claims or demands of materialmen, artisans, mechanics, carriers, warehousemen, landlords and other like Persons arising in the ordinary course of any Borrower’s business and imposed without action of such parties; provided, that the payment thereof is not yet required or is being contested in good faith by appropriate proceedings; (v) Liens arising from judgments, decrees or attachments in circumstances which do not constitute an Event of Default hereunder; (vi) the following deposits, to the extent made in the ordinary course of business: deposits under worker’s compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than liens securing a material obligation and arising under ERISA or environmental laws) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds or obligations; (vii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties that are promptly paid on or before the date they become due; (viii) Liens on insurance proceeds securing the payment of financed insurance premiums that are promptly paid on or before the date they become due (provided that such Liens extend only to such insurance proceeds and not to any other property or assets); (ix) statutory, common law and contractual rights of set-off and other similar rights as to deposits of cash and securities in favor of banks, other depository institutions and brokerage firms solely to the extent incurred in connection with the maintenance of such deposit or securities accounts in the ordinary course of business; (x) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business so long as they do not materially impair the value or marketability of the related property; (xi) Permitted Transfers; and (xii) Liens on Cash or Cash equivalents securing Permitted Indebtedness under corporate credit cards as described in clause (iii) of the definition of Permitted Indebtedness so long as the aggregate amount of such Cash and Cash Equivalents does not exceed $200,000 at any time.

“Permitted Transfers” means (i) sales of Inventory in the ordinary course of business, (ii) dispositions of worn-out, obsolete or surplus Equipment at fair market value for cash in the ordinary course of business, (iii) Permitted Investments, and (iv) Permitted Liens.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, other entity or government.

“PIK Interest” means interest paid in kind by adding such interest then due to the unpaid principal amount of the Protective Advance.

“Preferred Stock” means at any given time any equity security issued by the Company that has any rights, preferences or privileges senior to the Company’s common stock.

“Pro Rata” means, with respect to any Lender, a percentage (rounded to the ninth decimal place) determined (i) while Protective Advance Loan Commitments are outstanding, by dividing the amount of such Lender’s Protective Advance Loan Commitment by the aggregate amount of all Protective Advance Loan Commitments; and (ii) at any other time, by dividing the outstanding amount of such Lender’s portion of the Protective Advances by the aggregate amount of the outstanding Protective Advances.

“Protective Advance(s)” means a protective advance loan made by a Lender to the Borrowers pursuant to Section 2.1(a).

“Protective Advance Date” means the funding date of any Protective Advance.

“Protective Advance Loan Commitment” means, for any Lender, the obligation of such Lender to make a portion of the Protective Advance hereunder, up to the principal amount shown on Exhibit A. “Protective Advance Loan Commitments” means the aggregate amount of such commitments of all Lenders. For the avoidance of doubt, PIK Interest incurred and capitalized with respect to any Protective Advance shall not be applied against the Protective Advance Loan Commitments.

“Protective Advance Loan Interest Rate” means for any day a per annum rate of interest equal to 8.00%.

“Protective Advance Notes” shall have the meaning set forth in the 2014 Second Lien Purchase Agreement.

“Receivables” means (i) all of each Borrower’s Accounts, Instruments, Documents, Chattel Paper, Supporting Obligations, letters of credit, proceeds of any letter of credit, and Letter of Credit Rights, and (ii) all customer lists, software, and business records related thereto.

“Required Lenders” means Lenders having (a) Protective Advance Loan Commitments in excess of 50% of the aggregate Protective Advance Loan Commitments; and (b) if the Protective Advance Loan Commitments have terminated, outstanding Protective Advances in excess of 50% of all outstanding Protective Advances.

“Sale/Refinancing Milestones” means the following milestones with respect to the Sale/Refinancing Process, which the Borrowers shall provide to the Agent and the Lenders:

(a) on or prior to July 25, 2014, (i) a target list of prospective buyers and financing sources and (ii) a form non-disclosure and confidentiality agreement for use with prospective buyers and financing sources;

(b) on or prior to August 1, 2014, (i) access to an electronic data repository for use in due diligence investigations with prospective buyers and potential refinancing lenders, (ii) a copy of the completed confidential information memorandum as will be released to potential buyers and to potential refinancing lenders;

(c) on or prior to August 11, 2014, (i) evidence to the Agent of the bid deadline or indications of interest deadline for any potential sale transaction that are included in the instruction letter(s) circulated to potential bidders and (ii) such updates and other information as the Agent and the Lenders may request regarding any the Sale/Refinancing Process;

(d) on or prior to September 19, 2014, (i) copies of one or more indications of interest delivered by potential buyers to the Borrowers or (ii) or copies of one or more letters of intent delivered by potential refinancing lenders to the Borrowers;

(e) on or prior to October 6, 2014, a copy of an executed commitment letter regarding a sale transaction or refinancing transaction, in form and content reasonably acceptable to the Agent or the Lenders; and

(f) on or prior to October 31, 2014, evidence of the consummation of such sale transaction or refinancing transaction, as the case may be, repayment in full in cash of the Secured Obligations hereunder as of such date, and subject to the terms of the Subordination Agreement, as applicable, repayment (to the extent of any remaining available sale proceeds after the repayment in full in cash of the Secured Obligations) of any other secured obligations (including the Existing Secured Obligations) in accordance with the terms thereunder.

“Sale/Refinancing Process” means (a) one or more financing transactions consummated by the Borrowers which results (or result) in the repayment in full in cash of all of the Secured Obligations and provide the Borrowers with required additional operational liquidity and/or (b) one or more transactions for the sale of the Borrowers and any of their Subsidiaries constituting all or substantially all of the assets of the Borrowers and their Subsidiaries (taken as a whole), satisfactory to the Agent and the Lenders, which results (or result) in the repayment in full in cash of all of the Secured Obligations and subject to the terms of the Subordination Agreement, as applicable, repayment (to the extent of any remaining available sale proceeds after the repayment in full in cash of the Secured Obligations) of any other secured obligations (including the Existing Secured Obligations) in accordance with the terms thereunder.

“SEC” means the Securities and Exchange Commission or any other similar or successor agency of the Federal government administering the Securities Act or the Exchange Act.

“Second Lien Agents” has the meaning given to it in the recitals.

“Second Lien Secured Obligations” has the meaning given to it in the recitals.

“Secured Obligations” means all loans (including the Protective Advances), debts, principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), premiums, liabilities, obligations (including indemnification obligations), fees, Lender Expenses (including any fees or expenses that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), guaranties, and all covenants and duties of any other kind and description owing by any Borrower pursuant to or evidenced by this Agreement or any of the other Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all other expenses or other amounts that any Borrower is required to pay or reimburse by the Loan Documents or by law or otherwise in connection with the Loan Documents.

“Securities Act” means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.

“Subsidiary” means an entity, whether corporate, partnership, limited liability company, joint venture or otherwise, in which any Borrower, or combination of Borrowers, owns or controls, directly or indirectly, more than 50% of the outstanding voting securities, including each entity listed on Schedule 1 hereto.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges in the nature of a tax imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Third Lien Agent” has the meaning given to it in the recitals.

“Third Lien Loan Agreement” has the meaning given to it in the recitals.

“Third Lien Secured Obligations” has the meaning given to it in the recitals.

“Trademark License” means any written agreement granting any right to any Borrower to use any Trademark or Trademark registration, now owned or hereafter acquired by any Borrower or in which any Borrower now holds or hereafter acquires any interest.

“Trademarks” means all trademarks (registered, common law or otherwise) and any applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof.

“Treasury Regulation” means the regulations (including any proposed and temporary regulations) promulgated by the United States Department of Treasury with respect to the Code or other United States federal Tax statutes.

“UCC” means the Uniform Commercial Code as the same is, from time to time, in effect in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent’s Lien on any Collateral is governed by the Uniform Commercial Code as the same is, from time to time, in effect in a jurisdiction other than the State of New York, then the term “UCC” shall mean the Uniform Commercial Code as in effect, from time to time, in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“USRPI” means “United States real property interest” as defined in Section 897(c)(1) of the Code, and Treasury Regulation Section 1.897-1(c).

“USRPHC” means “United States real property holding corporation” as defined in Section 897(c)(2) of the Code, and Treasury Regulation Section 1.897-2(b).

The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Any reference herein to any Person shall be construed to include such Person’s successors and assigns. The words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof. Unless otherwise specified, all references in this Agreement or any Annex or Schedule hereto to a “Section,” “subsection,” “Exhibit,” “Annex,” or “Schedule” shall refer to the corresponding Section, subsection, Exhibit, Annex, or Schedule in or to this Agreement. Unless otherwise specifically provided herein, any accounting term used in this Agreement or the other Loan Documents shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP, consistently applied. Unless otherwise defined herein or in the other Loan Documents, terms that are used herein or in the other Loan Documents and defined in the UCC shall have the meanings given to them in the UCC. The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any right or interest in or to assets and properties of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

1.2 Certain Matters of Construction.

References in this Agreement to “determination” by the Agent include good faith estimates by the Agent (in the case of quantitative determinations) and good faith beliefs by the Agent (in the case of qualitative determinations). A Default or Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing pursuant to this Agreement or, only in the case of a Default, is cured within any period of cure expressly provided for in this Agreement; and an Event of Default shall “continue” or be “continuing” until such Event of Default has been waived in writing by the Required Lenders. Any Lien referred to in this Agreement or any other Loan Document as having been created in favor of the Agent, any agreement entered into by the Agent pursuant to this Agreement or any other Loan Document, any payment made by or to or funds received by the Agent pursuant to or as contemplated by this Agreement or any other Loan Document, or any act taken or omitted to be taken by the Agent, shall, unless otherwise expressly provided, be created, entered into, made or received, or taken or omitted, for the benefit or account of the Agent and the Lenders. Wherever the phrase “to the knowledge of any Borrower” or words of similar import relating to the knowledge or the awareness of any Borrower are used in this Agreement or any other Loan Document, such phrase shall mean and refer to (i) the actual knowledge of a senior officer of any Borrower or (ii) the knowledge that a senior officer would have obtained if such officer had engaged in good faith and diligent performance of such officer’s duties, including the making of such reasonably specific inquiries as may be necessary of the employees or agents of such Borrower and a good faith attempt to ascertain the existence or accuracy of the matter to which such phrase relates. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise within the limitations of, another covenant shall not avoid the occurrence of a default if such action is taken or condition exists. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of a breach of a representation or warranty hereunder.

SECTION 2. THE LOAN.

2.1 Protective Advances.

(a) Protective Advances.

(i) Protective Advance Loan Commitment. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender severally agrees to make Protective Advances to the Borrowers at any time and from time to time from the Effective Date to the Final Maturity Date, or until the earlier reduction of its Protective Advance Loan Commitment to zero in accordance with the terms hereof, in an aggregate principal amount of Protective Advances at any time outstanding not to exceed such Lender’s Protective Advance Loan Commitment

(ii) Roll-Up of Protective Advance Notes. Subject to the terms and conditions herein set forth, on the Effective Date, the outstanding aggregate amount of the Protective Advance Notes (including all accrued interest) shall be deemed repaid under the 2014 Second Lien Purchase Agreement and rolled-up as a Protective Advance hereunder. Such outstanding aggregate amount of the Protective Advance Notes shall be included in the initial aggregate Protective Advance under the initial Funding Request (as required under Section 2.1(c)) and shall reduce, pro rata, the amount of the Protective Advance Loan Commitments in such corresponding amount.

(b) Notwithstanding the foregoing:

(i) The aggregate principal amount of Protective Advances outstanding at any time to the Borrowers shall not exceed the Protective Advance Loan Commitments.

(ii) The Protective Advance Loan Commitment of each Lender shall automatically and permanently be reduced to zero on the Maturity Date. Within the limits set forth herein, the Borrowers may borrow, repay and reborrow, on or after the Effective Date and prior to the Maturity Date, subject to the terms, provisions and limitations set forth herein.

(c) Making the Protective Advances. The Company shall give the Agent prior telephonic notice (immediately confirmed in writing, in substantially the form of Exhibit B hereto (a “Funding Request”)), not later than 12:00 noon (Los Angeles time) on the date which is one (1) business day prior to the date of the proposed Protective Advance (or such shorter period as the Agent is willing to accommodate from time to time, but in no event later than 10:00 am (Los Angeles time) on the funding date of the proposed Protective Advance). Such Funding Request shall be irrevocable and shall specify (A) the principal amount of the proposed Protective Advance, (B) the proposed borrowing date, which other than the initial Protective Advance on the Effective Date shall commence with July 24, 2014 and occur every 14 days thereafter (or such earlier date as consented to by the Agent); provided that if such date is not a business day, such funding date shall be the next succeeding business day and (C) a list of the disbursements to be funded with the proposed Protective Advance, in accordance with the approved Budget. The Agent and the Lenders may act without liability upon the basis of written, faxed or telephonic notice believed by the Agent in good faith to be from the Company (or from any Authorized Officer thereof designated in writing purportedly from the Company to the Agent). Each Borrower hereby waives the right to dispute the Agent’s record of the terms of any such telephonic Funding Request. The Agent and each Lender shall be entitled to rely conclusively on any Authorized Officer’s authority to request a Protective Advance on behalf of the Borrowers until the Agent receives written notice to the contrary. The Agent and the Lenders shall have no duty to verify the authenticity of the signature appearing on any written Funding Request. Notwithstanding the foregoing, if a Default or Event of Default has occurred and is continuing, no Lender shall have any obligation to make any requested Protective Advance hereunder.

(d) Interest; PIK Interest; Payments.

(i) Interest. The principal balance of each Protective Advance (which, for clarification, will include any capitalized PIK Interest) shall bear interest thereon from the Protective Advance Date at the Protective Advance Loan Interest Rate based on a year consisting of 365 days, with interest computed daily based on the actual number of days elapsed.

(ii) Borrowers will pay interest on the Protective Advances on the first day of each calendar month, beginning on the first day of the month immediately following the Effective Date; provided that interest due will be paid as PIK Interest calculated at the Protective Advance Loan Interest Rate. The entire principal balance of the Protective Advances and all accrued but unpaid interest hereunder (including PIK Interest), shall be due and payable on the Maturity Date. Borrowers shall make all payments under this Agreement without setoff, recoupment or deduction and regardless of any counterclaim or defense. Payments to each Lender hereunder shall be made to such Lender at the account from time to time designated by such Lender by written notice to the Company. Each installment or other payment on account of the Protective Advances shall be paid to the Lenders in accordance with their Pro Rata shares. For clarification, the addition of PIK Interest to the outstanding principal balance of the Protective Advances in accordance with the terms hereof shall not constitute an additional Protective Advance hereunder and shall not reduce, but be in addition to, the Protective Advance Loan Commitments.

2.2 Maximum Interest. Notwithstanding any provision in this Agreement or any other Loan Document, it is the parties’ intent not to contract for, charge or receive interest at a rate that is greater than the maximum rate permissible by law that a court of competent jurisdiction shall deem applicable hereto (which under the laws of the State of New York shall be deemed to be the laws relating to permissible rates of interest on commercial loans) (the “Maximum Rate”). If a court of competent jurisdiction shall finally determine that Borrowers have actually paid to the Lenders an amount of interest in excess of the amount that would have been payable if all of the Secured Obligations had at all times borne interest at the Maximum Rate, then such excess interest actually paid by the Borrowers shall be applied as follows: first, to the payment of principal outstanding on the Protective Advances; second, after all principal is repaid, to the payment of the Lenders’ accrued interest, costs, expenses, professional fees and any other Secured Obligations; and third, after all Secured Obligations are repaid, the excess (if any) shall be refunded to the Borrowers.

2.3 Default Interest. Upon the occurrence and during the continuation of an Event of Default hereunder, all Secured Obligations, including principal (including capitalized PIK Interest), unpaid professional fees and other expenses, shall bear interest at a rate per annum equal to the rate set forth in Section 2.1(d) plus two percent (2%) per annum. In the event any interest is not paid when due hereunder, delinquent interest shall be added to principal and shall bear interest on interest, compounded at the rate set forth in Section 2.1(d).

2.4 Prepayment. At its option and with prior written notice to the Agent and each Lender, the Borrowers may prepay all or a portion of the outstanding Protective Advances by paying such principal amount (including capitalized PIK Interest) and all accrued and unpaid PIK Interest thereon.

2.5 [Intentionally Omitted].

2.6 Payment of Other Secured Obligations. Secured Obligations shall be paid by Borrowers as provided in the Loan Documents or, if no payment date is specified, on demand.

2.7 Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of the Protective Advances or any other obligation of the Borrowers under this Agreement or any other Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law requires the deduction or withholding of any Tax from any such payment by the Borrowers, then the Borrowers shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, the sum payable by Borrowers to Agent and each Lender shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.7) Agent and each Lender receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes by the Borrowers. Borrowers shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Evidence of Payment. As soon as practicable after any payment of Taxes by any Borrower to a Governmental Authority pursuant to this Section 2.7, such Borrower shall deliver to Agent and each Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment, or other evidence of such payment reasonably satisfactory to Agent and each Lender.

(d) Indemnification by the Borrowers. Borrowers shall jointly and severally indemnify Agent and each Lender for (i) any Indemnified Taxes that are paid or payable by Agent or such Lender in connection with or relating to the Protective Advances and the other transactions contemplated by this Agreement or any other Loan Documents (including amounts paid or payable as a result of any additional payments made under this Section 2.7), (ii) any Taxes that are paid or payable by Agent or such Lender as a result of any breach by Borrowers of any of its covenants under this Agreement, including any breach of Section 7.9(b) or Section 7.9(c) of this Agreement, and (iii) any costs or expenses incurred by Agent or such Lender with respect to a Tax described in clause (i) or (ii) immediately above. The indemnity under this Section 2.7(d) shall be paid within 10 days after Agent or any Lender delivers to Company a certificate stating the amount of any Taxes so paid or payable by Agent or such Lender together with a statement of any related costs or expenses, and shall be payable by Borrowers whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that the Borrowers are given a reasonable opportunity to contest such Taxes (at the sole cost and expense of Borrowers). Such certificate shall be conclusive of the amount so paid or payable and of the costs or expenses related thereto absent manifest error.

(e) Status of Lenders. Within 10 days of the date of this Agreement, each initial Lender shall deliver to Company duly completed and executed originals of (i) IRS Form W-8BEN establishing its eligibility for the provisions of Article XI (Interest) under the U.S. – Canada Protocol Amending the Convention with Respect to Taxes on Income and on Capital of September 26, 1980 as Amended, U.S.-Can., Sep. 21, 2007 or (ii) IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax.

(f) [Intentionally Omitted].

(g) Survival. Each party’s obligations under this Section 2.7 shall survive any assignment of rights by, or the replacement of, a Lender, and shall survive the repayment, satisfaction or discharge of all of the Protective Advances and the other obligations under this Agreement or under any other Loan Document, subject only to the limitation on the rights of an Assignee as specifically set forth in Section 11.14 of this Agreement.

(h) [Intentionally Omitted].

(i) Remediation. If any Borrower is required to pay additional amounts for Indemnified Taxes pursuant to Section 2.7(a) or Section 2.7(d)(i) of this Agreement and if a Lender (the “Affected Lender”) has declined or is unable to mitigate the circumstances giving rise to such additional payment requirement, then such Borrower may, upon forty-five days prior written notice to Agent and the Affected Lender, repay all Protective Advances and other amounts owing to such Affected Lender under this Agreement and any other Loan Document, including all outstanding principal and all accrued interest thereon (including any PIK Interest and including amounts owed under Section 2.5) and, provided that all such amounts have been duly paid in full (including any Indemnified Taxes payable as of such repayment date and any Indemnified Taxes relating to or resulting from such repayment), such Borrower shall be discharged of its obligations under this Agreement and any other Loan Document with respect to such Affected Lender (except with respect to any obligation that survives the repayment, satisfaction or discharge of Borrowers’ obligations pursuant to the terms of this Agreement). Notwithstanding the foregoing, the Affected Lender may, in its sole discretion, waive its right to additional amounts for Indemnified Taxes under Section 2.7(a) and its right to indemnification under Section 2.7(d)(i) and, to the extent the Affected Lender waives such rights in writing, each Borrower’s right under this Section 2.7(i) to effect an early repayment and discharge of its obligations shall be null and void.

2.8 Pro Rata. All principal, interest, and fees (other than fees under Section 11.12 or otherwise as expressly provided herein) due and payable hereunder shall be paid by Borrowers to each Lender on a Pro Rata basis.

SECTION 3. SECURITY INTEREST.

As security for the prompt, complete and indefeasible payment when due (whether on the payment dates or otherwise) and performance of all the Secured Obligations, each Borrower grants to Agent, for the benefit of Agent and the Lenders, (a) a first priority security interest in and Lien (such first priority security interest subject to Permitted Liens, which are not subordinate, or have been subordinated, to such first priority security interest, referred to herein as “Priority Liens”) upon all of such Borrower’s right, title, and interest in and to all Fixtures and the following personal property, in each case, whether now owned or hereafter acquired or arising and wherever located (collectively, the “Collateral”): (i) Receivables; (ii) Equipment; (iii) Fixtures; (iv) General Intangibles; (v) Inventory; (vi) Investment Property (but excluding thirty-five percent (35%) of the capital stock of any foreign Subsidiary that constitutes a Permitted Investment); (vii) Deposit Accounts; (viii) Cash; (ix) Goods; (x) all Commercial Tort Claims (as described on Schedule 5.15); and all other tangible and intangible personal property of each Borrower whether now or hereafter owned or existing or acquired by any Borrower, and wherever located; and, to the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing and all books and records pertaining to each the foregoing and (b) a junior security interest in all other tangible and intangible assets and property of each Borrower, now existing or hereinafter acquired, that are subject to Priority Liens, but junior solely to the extent of such Priority Liens.

Notwithstanding any of the foregoing, the Collateral shall not under any circumstance include, and no security interest is granted in:

(i) any rights or interest in any contract, lease, permit, license, or license agreement covering real or personal property of any Borrower if under the terms of such contract, lease, permit, license, or license agreement, or applicable law with respect thereto, the grant of a security interest or lien therein is prohibited as a matter of law or under the terms of such contract, lease, permit, license, or license agreement and such prohibition or restriction has not been waived or the consent of the other party to such contract, lease, permit, license, or license agreement has not been obtained (provided, that, (A) the foregoing exclusions of this clause (i) shall in no way be construed (1) to apply to the extent that any described prohibition or restriction is unenforceable under Section 9-406, 9-407, 9-408, or 9-409 of the UCC or other applicable law, or (2) to apply to the extent that any consent or waiver has been obtained that would permit Agent’s security interest or lien notwithstanding the prohibition or restriction on the pledge of such contract, lease, permit, license, or license agreement and (B) the foregoing exclusions of this clause (i) shall in no way be construed to limit, impair, or otherwise affect any of Agent’s continuing security interests in and liens upon any rights or interests of any Borrower in or to (1) monies due or to become due under or in connection with any described contract, lease, permit, license, or license agreement (including any Accounts), or (2) any proceeds from the sale, license, lease, or other dispositions of any such contract, lease, permit, license, or license agreement); or

(ii) the MDA Collateral, but only for so long as and until (A) a consent or waiver has been obtained under the Mississippi Loan Documents (on the terms provided under Section 4.3(d)) that would permit the Agent’s security interest or Lien, notwithstanding the restrictions under the Mississippi Loan Documents on the grant of any additional and/or junior security interests in the MDA Collateral or (B) such restrictions on the grant of any additional and/or junior security interests or Liens in the MDA Collateral under the Mississippi Loan Documents do not exist or are unenforceable or ineffective under applicable law; it being understood and agreed that upon receipt of such consent or waiver or the termination, unenforceability or ineffectiveness of such restrictions, the MDA Collateral shall automatically and without any further action by any Person constitute “Collateral” hereunder but, in any event, to the extent required by the Agent pursuant to Section 7.2, each Borrower shall comply with Section 7.2 to provide any additional agreements and documents to evidence and/or perfect the security interest and Liens in such additional Collateral.

SECTION 4. CONDITIONS PRECEDENT.

4.1 Conditions Precedent to Effectiveness. This Agreement shall become effective as of the business day (the “Effective Date”) when each of the following conditions precedent shall have been satisfied or waived in a manner satisfactory to the Agent and the Lenders:

(a) The Borrowers shall have delivered to the Agent an executed copy of this Agreement and all other documents and instruments required by the Agent and the Lenders to effectuate the transactions contemplated hereby and, subject to Section 4.3, to create and perfect the Liens of Agent with respect to all Collateral, in all cases in form and substance acceptable to the Agent and the Lenders;

(b) The Borrowers shall have delivered to the Agent certified copies of resolutions of each Borrower’s board of directors and sole member, as applicable, evidencing approval of this Agreement, the borrowings hereunder and other transactions evidenced by the Loan Documents;

(c) The Borrowers shall have delivered to the Agent certified copies of the Certificate of Incorporation and the Bylaws, or other organizational documents, as applicable, each as amended through the Effective Date, of each Borrower;

(d) The Borrowers shall have delivered to the Agent a certificate of good standing for each Borrower from its state of incorporation and similar certificates from all other jurisdictions in which it does business and where the failure to be qualified would have a Material Adverse Effect;

(e) The Agent shall have received UCC and Lien searches and other evidence satisfactory to the Agent that there are no Liens upon the Collateral except Permitted Liens;

(f) The Borrowers shall have delivered a copy of the Budget, together with a certificate of the Chief Executive Officer or the Chief Financial Officer of the Company stating that such Budget has been prepared on a reasonable basis and in good faith and is based on assumptions believed by the Borrowers to be reasonable at the time made and from the best information then available to the Borrowers, which Budget shall be in form and substance satisfactory to the Agent and the Lenders;

(g) [Intentionally Omitted];

(h) The Agent and the Lenders shall have received the fully executed Subordination Agreement and such Subordination Agreement shall be automatically effective upon the effectiveness of this Agreement;

(i) The Borrowers shall have delivered to the Agent and the Lenders such other documents as the Agent or any Lender may reasonably request;

(j) The representations and warranties set forth in Section 5 of this Agreement shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the Effective Date;

(k) The Protective Advance Notes shall be rolled-up hereunder, which aggregate outstanding amount shall be deemed repaid under the 2014 Second Lien Purchase Agreement and deemed part of the initial Protective Advance to be made on the Effective Date;

(l) The Borrowers shall have (i) paid all fees and expenses incurred by the Agent, including all legal fees and (ii) reimbursed each Lender for such Lender’s current expenses reimbursable pursuant to this Agreement (including all Lender Expenses), in each case which amounts shall be deducted or paid substantially concurrently from the initial Protective Advance to be made on the Effective Date; and

(m) No Event of Default shall have occurred and be continuing.

4.2 Conditions Precedent to All Protective Advances.

(a) The representations and warranties set forth in Section 5 of this Agreement shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the Protective Advance Date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct in all material respects on and as of such earlier date); and

(b) No Default or Event of Default shall have occurred and be continuing.

4.3 Conditions Subsequent to Effectiveness.

As an accommodation to the Borrowers, the Agent and the Lenders have agreed to execute this Agreement and to make the initial Protective Advance on the Effective Date notwithstanding the failure by the Borrowers to satisfy the conditions set forth below on or before the Effective Date. In consideration of such accommodation, the Borrowers agree that, in addition to all other terms, conditions and provisions set forth in this Agreement and the other Loan Documents, including those conditions set forth in Section 4.1, the Borrowers shall satisfy each of the conditions subsequent set forth below on or before the date applicable thereto (it being understood that (i) the failure by the Borrowers to perform or cause to be performed any such condition subsequent on or before the date applicable thereto shall constitute an immediate Event of Default (not subject to any grace or cure period) and (ii) to the extent that the existence of any such condition subsequent would otherwise cause any representation, warranty or covenant in this Agreement or any other Loan Document to be breached, the Required Lenders hereby waive such breach for the period from the Effective Date until the date on which such condition subsequent is required to be fulfilled pursuant to this Section:

(a) within 5 days after the Effective Date, the Borrowers shall deliver the Collateral Information Certificate;

(b) within 5 days after the Effective Date, the Borrowers shall deliver and enter into a Trademark Security Agreement and Patent Security Agreement, each in form and substance satisfactory to the Agent;

(c) within 20 days after the Effective Date, the Borrowers shall cause to be delivered to the Agent, amendments to, or amendments and restatements of, each of the Account Control Agreements for the Deposit Accounts in effect as of the Effective Date (i) adding thereto any Deposit Accounts held by the Borrowers (including any payroll accounts or trust fund accounts (including flexible spending accounts)) not currently subject to such Account Control Agreements and (ii) replacing the current control agent thereunder with the KFT Trust, in its capacity as Agent;

(d) within 20 days after the Effective Date, the Borrowers shall use commercially reasonable efforts to obtain a consent from the Mississippi Development Authority under the Mississippi Loan Documents permitting the Borrowers to grant in favor of the Agent, on behalf of the Lenders, a junior security interest in the MDA Collateral;

(e) within 30 days after the Effective Date, the Borrower shall deliver, or cause to be delivered, to the Agent the insurance certificates and endorsements required under Section 6.2; and

(f) within 30 days after the Effective Date, the Borrowers shall deliver, or shall cause to be delivered, to the Agent Account Control Agreements for any securities accounts or other investment accounts holding assets, individually or in the aggregate, of $100,000 or more.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF BORROWERS.

Each Borrower represents and warrants as of the Effective Date that:

5.1 Corporate Status. Each Borrower is a corporation or limited liability company, as applicable, duly organized, legally existing and in good standing under the laws of the State of Delaware, and is duly qualified as a foreign corporation (other than with respect to the failure to pay Mississippi franchise taxes as further described on Schedule 9) or limited liability company in all jurisdictions in which the nature of its business or location of its properties require such qualifications and where the failure to be qualified would reasonably be expected to have a Material Adverse Effect. In the five years preceding the Effective Date, no Borrower has been party to any merger or combination.

5.2 Collateral. Borrowers own the Collateral, free and clear of all Liens, except for Permitted Liens and Permitted Transfers. Each Borrower has the corporate or limited liability company power and authority to grant to Agent a Lien in the Collateral as security for the Secured Obligations. All Liens of Agent in the Collateral are duly perfected, first priority Liens, subject only to Permitted Liens that are expressly allowed to have priority over Agent’s Liens.

5.3 Consents. Each Borrower’s execution, delivery and performance of this Agreement and all other Loan Documents, (i) have been duly authorized by all necessary corporate or limited liability company action of such Borrower, (ii) will not result in the creation or imposition of any Lien upon the Collateral, other than Permitted Liens and the Liens created by this Agreement and the other Loan Documents, (iii) do not violate any provisions of any Borrower’s Certificate of Incorporation, bylaws, Certificate of Formation, or operating agreement, as applicable, or any, material law, regulation, order, injunction, judgment, decree or writ to which any Borrower is subject and (iv) except as described on Schedule 5.3, do not violate any material contract or agreement or require the consent or approval of any other Person that has not been obtained. The individual or individuals executing the Loan Documents are duly authorized to do so.

5.4 [Intentionally Omitted].

5.5 Actions Before Governmental Authorities. Except as described on Schedule 5.5, there are no actions, suits or proceedings at law or in equity or by or before any governmental authority now pending or, to the knowledge of any Borrower, threatened in writing against or affecting any Borrower or its property, in each case that would reasonably be expected to have a Material Adverse Effect.

5.6 Laws. No Borrower is in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any governmental authority, where such violation or default is reasonably expected to result in a Material Adverse Effect. No Borrower is in default in any manner under any provision of any agreement or instrument evidencing Indebtedness, or any other material agreement to which it is a party or by which it is bound, in each case, where such default is reasonably expected to result in a Material Adverse Effect.

5.7 Information Correct and Current. No financial statement, exhibit or schedule furnished, by or on behalf of any Borrower to Agent or any Lender in connection with any Loan Document contained or contains any material misstatement of fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading in any material respect at the time such statement was made or deemed made. Additionally, any and all financial or business projections provided by Borrowers to Agent and each Lender shall be at the time delivered provided in good faith and based on the most current data and information available to Borrowers, it being recognized by Agent and each Lender that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.

5.8 Tax Matters. Except as described on Schedule 5.8 and other than with respect to the failure to pay Mississippi franchise taxes as further described on Schedule 9, (a) each Borrower and its Subsidiaries has filed all federal and material state and local tax returns that it is required to file (or extensions thereof) within the time and manner required by applicable law, (b) each Borrower and its Subsidiaries has duly paid or fully reserved for all material taxes or installments thereof (including any interest or penalties) as and when due, which have or may become due pursuant to such returns, and (c) each Borrower and its Subsidiaries has paid or fully reserved for any material tax assessment received by any Borrower or any of its Subsidiaries, if any (including any taxes being contested in good faith and by appropriate proceedings).

5.9 Intellectual Property Claims. Except for Permitted Liens, each Borrower is the sole owner of, or otherwise has the right to use, the Intellectual Property material to its business. As of the Effective Date, except as described on Schedule 5.9, to each Borrower’s knowledge, (i) each of the material Copyrights, Trademarks and Patents is valid and enforceable, (ii) no material Intellectual Property of any Borrower has been judged invalid or unenforceable, in whole or in part, by a final, non-appealable decision of a court of competent jurisdiction, and (iii) no claim has been made in writing to any Borrower that any material Intellectual Property of any Borrower violates the rights of any third party, which claim the any Borrower believes to be valid and would reasonably be expected to result in a Material Adverse Effect. No Borrower is in material breach of, nor has any Borrower failed to perform any material obligations under, any of the foregoing contracts, licenses or agreements and, to each Borrower’s knowledge, no third party to any such contract, license or agreement is in material breach thereof or has failed to perform any material obligations thereunder, in each case, where such breach or failure would reasonably be expected to result in a Material Adverse Effect.

5.10 Intellectual Property. Except as described on Schedule 5.10, each Borrower has all material rights with respect to Intellectual Property necessary in the operation or conduct of each Borrower’s business as currently conducted. Except as would not reasonably be expected to result in a Material Adverse Effect, to each Borrower’s knowledge, each Borrower owns or has the right to use, pursuant to valid licenses, all software development tools, library functions, compilers and all other third-party software and other items that are used in the design, development, promotion, sale, license, manufacture, import, export, use or distribution of Borrower Products.

5.11 Borrower Products. Except as described on Schedule 5.11, no Intellectual Property owned by any Borrower or Borrower Product has been or is subject to any actual or, to the knowledge of any Borrower, threatened (in writing) litigation, proceeding (including any proceeding in the United States Patent and Trademark Office or any corresponding foreign office or agency) or outstanding decree, order, judgment, settlement agreement or stipulation that restricts in any manner any Borrower’s use, transfer or licensing thereof or that affects the validity, use or enforceability thereof, except in each case, as would not reasonably be expected to have a Material Adverse Effect. There is no decree, order, judgment, agreement, stipulation, arbitral award or other provision entered into in connection with any litigation or proceeding against any Borrower that obligates any Borrower to grant licenses or ownership interest in any future Intellectual Property related to the operation or conduct of the business of any Borrower or Borrower Products, except in each case, as would not reasonably be expected to have a Material Adverse Effect. No Borrower has received any written notice or claim challenging or questioning any Borrower’s ownership in any Intellectual Property (or written notice of any claim challenging or questioning the ownership in any licensed Intellectual Property of the owner thereof) or suggesting that any third party has any claim of legal or beneficial ownership with respect thereto, except in each case, as would not reasonably be expected to have a

Material Adverse Effect. To each Borrower’s knowledge, no Borrower’s use of its Intellectual Property nor the production and sale of Borrower Products infringes the Intellectual Property or other rights of others, except in each case, as would not reasonably be expected to have a Material Adverse Effect.

5.12 Collateral Information Certificate. The Collateral Information Certificate delivered to the Lenders by the Borrowers as required under Section 4.3 (the “Collateral Information Certificate”) is true and correct in all material respects as of the date so delivered.

5.13 Employee Loans. As of the Effective Date, except as set forth on Schedule 5.13 annexed hereto, no Borrower has outstanding loans to any employee, officer or director of any Borrower nor has any Borrower guaranteed the payment of any loan made to an employee, officer or director of any Borrower by a third party.

5.14 Capitalization and Subsidiaries. Each Borrower’s capitalization as of the Effective Date is set forth on Schedule 5.14 annexed hereto. Each Borrower does not own any stock, partnership interest or other securities of any Person, except for Permitted Investments. Attached as Schedule 5.14 is a true, correct and complete list of each Subsidiary of each Borrower.

5.15 Commercial Tort Claims. Except as set forth on Schedule 5.15 annexed hereto, no Borrower has a Commercial Tort Claim.

5.16 Enforceability. Each Loan Document is a legal, valid and binding obligation of each Borrower party thereto, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

5.17 Not a Regulated Entity. No Borrower is (a) an “investment company” or a “person directly or indirectly controlled by or acting on behalf of an investment company” within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any public utilities code or any other applicable law regarding its authority to incur Indebtedness.

5.18 Margin Stock. No Borrower is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock (as defined in Regulation U of the Board of Governors). No proceeds of the Protective Advances will be used by Borrowers to purchase or carry, or to reduce or refinance any Indebtedness incurred to purchase or carry, any Margin Stock or for any related purpose in violation of Regulations T, U or X of the Board of Governors.

5.19 Filings. The Company has timely filed, with the SEC, each report or other document required to be so filed by the Company pursuant to Section 13(a), 14 or 15(d) of the Exchange Act and no such report or document, as of the date it was so filed, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

5.20 USRPHC. The Company is not a USRPHC as of the date of this Agreement.

5.21 KiOR Columbus. KiOR Columbus (i) is the only Subsidiary of the Company organized within the United States, and (ii) has been properly treated since formation (and through the date hereof) as an entity that is disregarded as an entity separate from its owner under Treasury Regulation Section 301.7701-2.

SECTION 6. INSURANCE; INDEMNIFICATION.

6.1 Coverage. Each Borrower shall cause to be carried and maintained commercial general liability insurance, on an occurrence form, against risks customarily insured against in such Borrower’s line of business. Such risks shall include the risks of bodily injury, including death, property damage, personal injury, advertising injury, and contractual liability per the terms of the indemnification agreement found in Section 6.3. Each Borrower must maintain a minimum of $2,000,000 of commercial general liability insurance (including umbrella) for each occurrence. Each Borrower has and agrees to maintain a minimum of $2,000,000 of directors and officers’ insurance for each occurrence and $5,000,000 in the aggregate. So long as there are any Secured Obligations outstanding, each Borrower shall also cause to be carried and maintained insurance upon the Collateral, insuring against physical loss or damage with replacement cost coverage in an amount not less than $195,000,000, provided that such insurance may be subject to standard exceptions and deductibles.

6.2 Certificates. Each Borrower shall deliver to Lenders certificates of insurance that evidence such Borrower’s compliance with its insurance obligations in Section 6.1 and the obligations contained in this Section 6.2. Each Borrower’s insurance certificate shall state the Agent is an additional insured for commercial general liability and a loss payee for property insurance with respect to the Collateral. Attached to the certificates of insurance will be additional insured endorsements for liability and lender’s loss payable endorsements for property damage insurance with respect to the Collateral, or other endorsements reasonably acceptable to the Agent. All certificates of insurance with respect to the Collateral will provide for a minimum of thirty (30) days advance written notice to the Agent of cancellation (except for 10 days for nonpayment), or other evidence of notice of cancellation reasonably acceptable to the Agent. Any failure of Agent or any Lender to scrutinize such insurance certificates for compliance is not a waiver of Agent’s or any Lender’s rights, all of which are reserved. Notwithstanding anything to the foregoing contained in this Section 6.2, no breach of this Section 6.2 shall be deemed to have occurred unless (i) 60 days has lapsed from the date of this Agreement, and (ii) the requirements stated in this Section 6.2 are not satisfied.

6.3 Indemnity. Each Borrower agrees to indemnify and hold Agent and each Lender and its officers, directors, employees, agents, in-house attorneys, representatives and shareholders harmless (each, an “Indemnitee”), on an after tax basis, from and against any and all claims, costs, expenses, damages and liabilities (including such claims, costs, expenses, damages and liabilities based on liability in tort, including strict liability in tort), including reasonable attorneys’ fees and disbursements and other costs of investigation or defense (including those incurred upon any appeal), that may be instituted or asserted against or incurred by any Indemnitee as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents or the administration of such credit, or in connection with or arising out of the transactions contemplated hereunder and thereunder, or any actions or failures to act in connection therewith, or arising out of the disposition or utilization of the Collateral, excluding in all cases claims of any Indemnitee resulting from such Indemnitee’s bad faith, breach of contract, gross negligence or willful misconduct (collectively, the “Indemnified Claims”). This Section 6.3 shall not apply with respect to Taxes other than any Taxes that represent costs, expenses, losses, claims, damages or liabilities arising from any non-Tax claim.

SECTION 7. COVENANTS OF BORROWERS.

Each Borrower agrees as follows:

7.1 Reports. Borrowers shall furnish to Lenders the financial statements and other reports listed hereinafter:

(a) as soon as practicable (and in any event within 30 days) after the end of each month, unaudited balance sheet and income statement (prepared on a consolidated basis), certified by the Company’s Chief Executive Officer or Chief Financial Officer to the effect that they have been prepared in accordance with GAAP, except (i) for the absence of footnotes, (ii) that they are subject to normal year-end adjustments, and (iii) that they do not contain certain non-cash items;

(b) as soon as practicable (and in any event within 45 days) after the end of each calendar quarter, (i) unaudited interim and year-to-date financial statements as of the end of such calendar quarter (prepared on a consolidated basis), including balance sheet and related statements of income and cash flows, certified by the Company’s Chief Executive Officer or Chief Financial Officer to the effect that they have been prepared in accordance with GAAP, except (x) for the absence of footnotes, a (y) that they are subject to normal year-end adjustments, and (z) that they do not contain certain non-cash items; and (ii) the most recent capitalization table for Borrowers, including the weighted average exercise price of employee stock options (the statements set forth in clauses 7.1(a) and (b) referred to herein as the “Financial Statements”);

(c) (i) on or prior to Friday, July 25, 2014, an updated Budget for the period July 26, 2014 through at least October 31, 2014, superseding the Budget previously delivered on the Effective Date for such succeeding periods, setting forth projected cash receipts, if any, and disbursements of the Borrowers, which updated Budget, when delivered and as so updated, shall be in form and substance satisfactory to the Agent and the Lenders, and (ii) no earlier than August 1, 2014 and no more frequently than bi-weekly thereafter, at the option of the Borrowers, an updated Budget for the succeeding period (through at least October 31, 2014), superseding the Budget previously delivered for such succeeding periods, setting forth projected cash receipts, if any, and disbursements of the Borrowers for the period covered thereby, which updated Budget, when delivered and as so updated, shall be in duration and form and substance satisfactory to the Agent and the Lenders, and in each case under clauses (i) and (ii) herein, (1) believed by the Borrowers at the time furnished to be reasonable, (2) prepared on a reasonable basis and in good faith with supporting information in detail acceptable to the Agent and the Lenders, and (3) based on assumptions believed by the Borrowers to be reasonable at the time made and upon the best information then reasonably available to the Borrowers, and shall be accompanied by a certificate of the Chief Executive Officer or Chief Financial Officer of the Company certifying as to the matters set forth in subclauses (1), (2) and (3);

(d) commencing on Friday, July 25, 2014, by 5:00 p.m. (Los Angeles time) on Friday of each week:

(i) a variance and compliance report, in a form and with supporting information in detail acceptable to the Agent showing the comparison of, and the variances between, actual performance to projections for each line item of the Budget and reconciling the sources, uses and disbursements of cash, (1) for the week ending on the immediately preceding Friday and (2) the Measurement Period most recently ended;

(ii) simultaneously with the delivery of the report required by Section 7.1(d)(i), a certificate from the Chief Executive Officer or Chief Financial Officer of the Company showing the calculation of the financial covenants specified in Section 7.23;

(e) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports that any Borrower has made available to holders of its common stock and/or Preferred Stock and copies of any regular, periodic and special reports or registration statements that any Borrower files with the SEC or any governmental authority that may be substituted therefor, or any national securities exchange;

(f) as soon as possible, and in any event within 1 day after the occurrence of a Default or an Event of Default or the occurrence of any event or development that could reasonably be expected to result in a Default or Event of Default or to have, either individually or in the aggregate, a Material Adverse Effect, the written statement of the Chief Executive Officer or the Chief Financial Officer of the Company setting forth the details of such Default or Event of Default or other event or development having a Material Adverse Effect and the action which the Borrowers propose to take with respect thereto;

(g) promptly after the commencement thereof but in any event not later than 3 days after service of process with respect thereto on, or the obtaining of knowledge thereof by, any Borrower, notice of each action, suit or proceeding before any court or other Governmental Authority or other regulatory body or any arbitrator, which, if adversely determined, could have a Material Adverse Effect;

(h) promptly upon request, such other information concerning the condition or operations, financial or otherwise, of any Borrower as the Agent or any Lender may from time to time reasonably request.

7.2 Further Assurances. Each Borrower shall from time to time execute, deliver and file, alone or with Agent or any Lender, any financing statements, security agreements, mortages, deeds of trust, collateral assignments, notices or other documents necessary to perfect or give Agent a first priority Lien on the Collateral (subject, in each case, to Permitted Liens). Each Borrower shall from time to time procure any instruments or documents as may be requested by Agent or any Lender, and take all further action that may be necessary or desirable, or that Agent or any Lender may reasonably request, to perfect and protect the Liens granted hereby and thereby. In addition, and for such purposes only, each Borrower hereby authorizes Agent to execute and deliver on behalf of each Borrower and to file financing statements without the signature of any Borrower either in Agent’s name or in the name of Agent as agent and attorney-in-fact for each Borrower. Each Borrower shall protect and defend such Borrower’s title to the Collateral and Agent’s Lien thereon against all Persons claiming any interest adverse to any Borrower or Agent or any Lender other than Permitted Liens. Borrowers shall promptly notify Agent and Lenders in writing if any Borrower acquires: (i) a Commercial Tort Claim having a value in excess of $100,000, or (ii) a Commercial Tort Claim, when aggregated with the value of all other existing Commercial Tort Claims for all Borrowers which have not been previously disclosed to Agent and the Lenders, having a value in excess of $250,000.

7.3 Indebtedness. No Borrower shall create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness.

7.4 Collateral. Each Borrower shall at all times keep the Collateral, the Intellectual Property and all other property and assets used in such Borrower’s business or in which such Borrower now or hereafter holds any interest free and clear from any Liens whatsoever (except for Permitted Liens). Each Borrower shall give Agent and Lenders prompt written notice when such Borrower knows of any legal process affecting title to the Collateral, or any pending or threatened (in writing) litigation against any Borrower that would reasonably be expected to have a Material Adverse Effect. Each Borrower shall cause its Subsidiaries at all times to keep such Subsidiary’s property and assets free and clear from any Liens whatsoever (except for Permitted Liens), and shall give Agent and Lenders prompt written notice when any Borrower knows of any legal process affecting title to such Subsidiary’s assets. No Borrower shall agree with any Person, other than Agent and Lenders and any other holder of a Permitted Lien or Permitted Indebtedness, not to grant a Lien on the Collateral to the Agent or any Lender.

7.5 Investments. No Borrower shall directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments.

7.6 Distributions. No Borrower shall (a) repurchase or redeem any class of stock or other equity interest, (b) declare or pay any cash dividend or make a cash distribution on any class of stock or other equity interest (except a dividend or distribution may be made by a Borrower to another Borrower) or (c) make any payment or prepayment of interest on, principal of, premium, if any, fees, redemption, conversion, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Indebtedness (including the Existing Secured Obligations) unless (i) permitted by the Subordination Agreement, as applicable, or is the repayment of the Protective Advance Notes or (ii) with the prior written consent of the Required Lenders.

7.7 Transfers. Except for Permitted Transfers, Permitted Liens and Permitted Investments, no Borrower shall voluntarily or involuntarily transfer, sell, lease, license, lend or in any other manner convey any equitable, beneficial or legal interest in any portion of its assets.

7.8 Mergers or Acquisitions. No Borrower shall (a) merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization, (b) acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person other than Permitted Investments, or (c) liquidate, wind of its affairs or dissolve itself, whether in a single transaction or in a series of related transactions.

7.9 Taxes.

(a) Each Borrower and its Subsidiaries shall pay when due all material Taxes (unless being contested in good faith and by appropriate proceedings) fees or other charges of any nature whatsoever (together with any related interest or penalties) now or hereafter imposed or assessed against any Borrower or its Subsidiaries or the Collateral or upon any Borrower’s or its Subsidiaries ownership, possession, use, operation or disposition thereof or upon any Borrower’s or its Subsidiaries rents, receipts or earnings arising therefrom. Each Borrower or its applicable Subsidiary shall file on or before the due date therefor all material personal property tax returns (or extensions) in respect of the Collateral.

(b) No Borrower shall take any action (including directly or indirectly by merger, consolidation or otherwise) that would cause it to become a USRPHC.

(c) Company shall provide notice to Agent and Lenders following any “determination date” (as defined in Treasury Regulation Section 1.897-2(c)(1)) on which the fair market value of any Borrower’s USRPIs equals or exceeds thirty-five percent (35%) of the aggregate fair market value of (i) such Borrower’s USRPIs, (ii) such Borrower’s interests in real property located outside the United States (within the meaning of Section 897(c)(2)(B)(ii) of the Code), and (iii) any other of such Borrower’s assets which are used or held for use in a trade or business (within the meaning of Section 897(c)(2)(B)(iii) of the Code). Company’s notice provided pursuant to the preceding sentence shall set forth the fair market values of each of the items listed in Sections (i), (ii), and (iii) of the preceding sentence. Company’s obligation to furnish such notice shall continue notwithstanding the fact that a class of the Company’s stock may be regularly traded on an established securities market.

7.10 Corporate Changes.

(a) No Borrower shall change its corporate name, legal form, jurisdiction of formation, or its charter or other organizational identification number, in each case, without twenty (20) days’ prior written notice to Agent and Lenders.

(b) No Borrower shall relocate its chief executive office or its principal place of business unless: (i) it has provided prior written notice to Agent and Lenders; and (ii) such relocation shall be within the continental United States. No Borrower shall relocate any item of Collateral (other than (x) sales of Inventory in the ordinary course of business and other Permitted Transfers, (y) relocations of Equipment having an aggregate value of up to $50,000 in any fiscal year, and (z) relocations of Collateral from a location of the Borrowers described in the Collateral Information Certificate to another location of the Borrowers described in the Collateral Information Certificate) unless (i) it provides prompt written notice to Agent and Lenders, (ii) such relocation is within the continental United States and, (iii) if such relocation is to a third party bailee, it has delivered a bailee agreement in form and substance reasonably acceptable to Agent and the Required Lenders.

(c) No Borrower shall make any change in its fiscal years or fiscal quarters. The fiscal year of the Borrowers shall end on December 31.

7.11 Deposit Accounts, Securities Accounts and Investment Accounts. Schedule 7.11 lists all of the Deposit Accounts, securities accounts and other investment accounts owned or maintained by each Borrower and any of its Subsidiaries. Subject to Section 4.3, no Borrower shall maintain any (a) Deposit Accounts or (b) securities accounts or investments accounts, holding assets, individually or in the aggregate, in the amount of $100,000 or more, except, in respect of each of clause (a) and (b). to which the Agent has an Account Control Agreement. No additional Deposit Accounts, securities accounts or investment accounts shall be opened and maintained by the Borrowers, unless the Borrowers cause to be executed and delivered, substantially concurrently with such opening, an Account Control Agreement in favor of the Agent for each such Deposit Account, securities account and/or investment account opened and maintained by any Borrower.

7.12 Subsidiaries. No Borrower or any other Loan Party shall form or acquire any additional Subsidiaries from and after the Effective Date.

7.13 Capital Expenditures. No Borrower shall make any Capital Expenditures.

7.14 Certain After-Acquired Collateral. Borrowers shall promptly notify the Agent and the Lenders in writing if, after the Effective Date, any Borrower obtains any interest in any Collateral consisting of registered Intellectual Property, and, upon the Agent’s or the Required Lenders’ request, shall promptly take such actions as the Agent or the Required Lenders deem appropriate to effect the Agent’s duly perfected, first priority Lien upon such Collateral. In the event that any Borrower obtains and interest in or maintains any Deposit Account, any securities account or any investment account for which an Account Control Agreement would otherwise be required pursuant to the Section 7.11, the Borrowers shall immediately notify the Agent and the Lenders in writing and enter into, and cause such depositary bank to enter into, within 20 days for any such Deposit Account and within 30 days for any such securities account or investment account, in each case, of such Borrower obtaining an interest in or maintaining such Deposit Account, an Account Control Agreement with respect to such Deposit Account, such securities account of such investment account.

7.15 Compliance with Laws. Each Borrower shall comply with all laws, rules and regulations, unless failure to comply could not reasonably be expected to have a Material Adverse Effect.

7.16 Status Calls; Financial Advisors. Arrange for the Management Team and such other officers and executives of the Borrowers (as requested by the Agent) and the financial advisors of the Borrowers to participate in, weekly conference calls with the Agent, the Lenders and/or their financial advisors to review and discuss the Sale/Refinancing Process and the Sale/Refinancing Milestones, variances from the Budget, operational issues and financial information. In addition, the financial advisors of the Agent and the Lenders shall have reasonable access to the Borrowers’ officers, executives and financial advisors.

7.17 Inspection Rights. Each Borrower shall permit the Agent and any representative of the Agent, including its attorneys and accountants, to examine and make copies of and abstracts from its records and books of account, to visit and inspect its properties, to verify materials, leases, notes, accounts receivable, deposit accounts and its other assets, to conduct audits, physical counts, valuations, appraisals, or examinations and to discuss its affairs, finances and accounts with any of its directors, officers, managerial employees, independent accountants, auditors, financial advisors or any of its other representatives, in each case at reasonable times and upon reasonable notice during normal business hours.

7.18 Use of Proceeds; Budget Compliance. The proceeds of the Protective Advances shall be used in accordance with the Budget (within the variances from budgeted amounts and as otherwise permitted under this Agreement), including the fees and expenses related to this Agreement. The Borrowers shall not make any payment or incur any obligation that is not provided for in the Budget (within the variances from budgeted amounts permitted by this Agreement).

7.19 Amendments. Without the Required Lenders’ prior consent, no Borrower shall directly or indirectly, amend, modify, or change any of the terms or provisions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Permitted Indebtedness.

7.20 Register. Company shall, acting on behalf of itself and as agent for each other Borrower, maintain at its offices a register for the recordation of the names and addresses of the Lenders and the amount of principal and interest due and payable or to become due and payable from each Borrower to each Lender hereunder or any other Loan Documents (the “Register”). Any assignment or transfer of an interest in any Protective Advances shall be effective only upon appropriate entries with respect thereto being made in the Register, which the Company shall promptly record upon receiving notice of any such proposed assignment or transfer. The Register shall be available for inspection by each party hereto, at any reasonable time and from time to time upon reasonable prior notice. Notwithstanding the generality of the foregoing, the Company shall, acting on behalf of itself and as agent for each other Borrower, reflect ownership interests in the Protective Advances in a book entry system in accordance with all applicable provisions of the Code and Treasury Regulations, including for purposes of establishing that the Protective Advances are in registered form under Sections 1.871-14(c)(1)(i) and 5f.103-1(c) of the Treasury Regulations.

7.21 KiOR Columbus. For all U.S. federal income tax purposes, Company shall take no action that would cause KiOR Columbus to be treated as anything other than an entity that is disregarded as an entity separate from its owner under Treasury Regulation Section 301.7701-2.

7.22 Requests for Funding. The Borrowers shall not request any Protective Advance if, after giving effect to such requested Protective Advance and the use of the proceeds thereof (if such proceeds are used within 14 days after the receipt thereof), the aggregate amount of unrestricted Cash (excluding outstanding checks) and Cash Equivalents held by the Borrowers and their Subsidiaries exceeds $100,000.

7.23 Budget Variances. So long as any principal of or interest on any Protective Advance or any other Secured Obligation (whether or not due) shall remain unpaid or any Lender shall have any Protective Advance Loan Commitment hereunder, the Borrowers shall not, unless the Required Lenders shall otherwise consent in writing,

(a) permit the variance between actual disbursements for any line item in any given week to be greater than 10% of the disbursements projected for such line item in that week in the Budget plus the amount set forth in (c), below;

(b) permit the variance between actual aggregate disbursements for any line item during any Measurement Period to be greater than 5% of the aggregate disbursements projected for such line item (excluding fees and expenses of the Agent’s and the Lender’s professionals, which shall not be subject to any variance reporting) in the Budget for such Measurement Period; and

(c) any unused amounts contained in a line item for a given week (without giving effect to the 10% variance set forth in clause (a), above) may be expended for the same line item in the succeeding two weekly periods;

provided, that, in each case, no amounts set forth in any line item may be expended for a purpose other than the purpose described in the line item; provided further, that fees and expenses of (i) the Agent’s and the Lender’s professionals and (ii) the Second Lien Agents’, the Second Lien Lenders’, the Third Lien Agent’s and the Third Lien Lenders’ professionals (so long as made in accordance with the Subordination Agreement), in each case under clause (i) and (ii), shall not be subject to any variance reporting.

SECTION 8. JOINT AND SEVERAL LIABILITY; WAIVERS; SUBORDINATION.

8.1 Each Borrower agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to Agent and each Lender the prompt payment and performance of, all Secured Obligations and all agreements under the Loan Documents. Each Borrower agrees that its guaranty obligations hereunder with respect to the obligations of the other Borrowers hereunder constitute a continuing guaranty of payment and not of collection, that such obligations shall not be discharged until the full and final cash payment of all Secured Obligations, and that such obligations are absolute and unconditional, irrespective of (a) the genuineness, validity, regularity, enforceability, subordination or any future modification of, or change in, any Secured Obligations or Loan Document, or any other document, instrument or agreement to which any other Borrower is or may become a party or be bound; (b) the absence of any action to enforce this Agreement (including this Section 8) or any other Loan Document against any other Borrower, or any waiver, consent or indulgence of any kind by Agent or any Lender with respect to any other Borrower with respect thereto; (c) the existence, value or condition of, or failure to perfect a Lien or to preserve rights against, any security or guaranty for the Secured Obligations or any action, or the absence of any action with respect to any other Borrower, by Agent or any Lender in respect thereof (including the release of any security or guaranty); (d) the insolvency of any other Borrower; (e) any election by Agent or any Lender in an Insolvency Proceeding for the application of Section 1111(b)(2) of the United States Bankruptcy Code; (f) any borrowing or grant of a Lien by any other Borrower, as debtor-in-possession under Section 364 of the United States Bankruptcy Code or otherwise; (g) the disallowance of any claims of Agent or any Lender against any other Borrower for the repayment of any Secured Obligations under Section 502 of the United States Bankruptcy Code or otherwise; or (h) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, except full and final cash payment of all Secured Obligations.

8.2 Waivers.

(a) Each Borrower expressly waives all rights that it may have now or in the future under any statute, at common law, in equity or otherwise, to compel Agent or any Lender to marshal assets or to proceed against any Borrower, other Person or security for the payment or performance of any Secured Obligations before, or as a condition to, proceeding against such Borrower. Each Borrower waives all defenses available to a surety, guarantor or accommodation co-obligor other than full and final cash payment of all Secured Obligations. It is agreed among each Borrower and Agent and Lenders that the provisions of this Section 8 are of the essence of the transaction contemplated by the Loan Documents and that, but for such provisions, Lenders would decline to make Protective Advances. Each Borrower acknowledges that its guaranty pursuant to this Section 8 is necessary to the conduct and promotion of its business, and can be expected to benefit such business.

(b) Agent and Lenders may, in their discretion in accordance with Section 10 hereof, pursue such rights and remedies as they deem appropriate, including realization upon Collateral or any real property by judicial foreclosure or non-judicial sale or enforcement, without affecting any rights and remedies under this Section 8. If, in taking any action in connection with the exercise of any rights or remedies, Agent or any Lender shall forfeit any other rights or remedies, including the right to enter a deficiency judgment against any Borrower or other Person, whether because of any applicable laws pertaining to “election of remedies” or otherwise, each Borrower consents to such action and waives any claim based upon it, even if the action may result in loss of any rights of subrogation that any Borrower might otherwise have had. Any election of remedies that results in denial or impairment of the right of Agent or any Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower’s obligation to pay the full amount of the Secured Obligations. Each Borrower waives all rights and defenses arising out of an election of remedies, such as nonjudicial foreclosure with respect to any security for the Secured Obligations, even though that election of remedies destroys such Borrower’s rights of subrogation against any other Person. Agent may bid all or a portion of the Secured Obligations at any foreclosure or trustee’s sale or at any private sale, and the amount of such bid need not be paid by Agent or Lenders but shall be credited against the Secured Obligations.

8.3 Joint Enterprise. Each Borrower has requested Lenders make this credit facility available to Borrowers on a combined basis, in order to finance Borrowers’ business most efficiently and economically. Borrowers’ business is a mutual and collective enterprise, and the successful operation of each Borrower is dependent upon the successful performance of the integrated group. Borrowers believe that consolidation of their credit facility will enhance the borrowing power of each Borrower and ease administration of the facility, all to their mutual advantage. Borrowers acknowledge that each Lender’s willingness to extend credit and to administer the Collateral on a combined basis hereunder is done solely as an accommodation to Borrowers and at Borrowers’ request.

8.4 Subordination. Each Borrower hereby subordinates any claims, including any rights at law or in equity, to payment, subrogation, reimbursement, exoneration, contribution, indemnification or set off, that it may have at any time against any other Borrower, howsoever arising, to the full and final cash payment of all Secured Obligations; provided, however, that so long as no Event of Default has occurred and continuing, no Borrower shall be restricted from making payments to another Borrower on account of this Section 8.4 to the extent not otherwise prohibited hereunder.

SECTION 9. EVENTS OF DEFAULT.

Excluding the occurrence and continuation of the events and matters expressly described on Schedule 9 hereto, specifically as in existence as of the Effective Date, the occurrence of any one or more of the following events shall be an immediate “Event of Default”:

9.1 Payments. Any Borrower fails to pay any Protective Advance or other amount due under this Agreement or any of the other Loan Documents on the due date thereof; or

9.2 Covenants; Provisions; Loan Documents. Any Borrower breaches or defaults in the performance of (a) any covenant under Sections 7.1(c), 7.1(d), 7.3, 7.4, 7.5, 7.6, 7.7, 7.8, 7.12, 7.13, 7.18, 7.19, 7.21, 7.22, 7.23, or (b) any other covenants (other than those listed in Section 9.2(a)), any other provision or Secured Obligation under this Agreement or under any of the other Loan Documents and such breach or default under this clause (b) is not cured within 3 business days of the occurrence of such breach or default; or

9.3 Representations. Any representation or warranty made by any Borrower in any Loan Document shall have been false or misleading in any material respect when made; or

9.4 Insolvency. A Borrower (A) (i) shall make an assignment for the benefit of creditors; or (ii) shall admit in writing that it is unable to pay its debts as they become due, or unable to pay the Secured Obligations under the Loan Documents, or shall become insolvent; or (iii) shall file a voluntary petition in bankruptcy; or (iv) shall file any petition, answer, or document seeking for itself, as debtor, any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation pertinent to such circumstances; or (v) shall seek or consent to or acquiesce in the appointment of any trustee, receiver, or liquidator of a Borrower or of all or any substantial part (i.e., 33-1/3% or more) of the assets or property of a Borrower; or (vi) a Borrower or its directors or majority shareholders shall take any action initiating any of the foregoing actions described in clauses (i) through (v); or (B) either (i) the commencement of an involuntary action against a Borrower seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation; or (ii) a stay of any such order or proceedings shall thereafter be set aside and the action setting it aside shall not be timely appealed; or (iii) a Borrower shall file any answer admitting or not contesting the material allegations of a petition filed against a Borrower in any such proceedings; or (iv) the court in which such proceedings are pending shall enter a decree or order granting the relief sought in any such proceedings; or (v) the appointment, without the consent or acquiescence of a Borrower, of any trustee, receiver or liquidator of a Borrower or of all or any substantial part of the properties of a Borrower; or

9.5 Attachments; Judgments. Any substantial part (i.e. 33-1/3 percent or more) of a Borrower’s assets is attached or seized, or a levy is filed against any such assets, or a judgment or judgments is/are entered for the payment of money, individually or in the aggregate, of at least $100,000, or a Borrower is enjoined or in any way prevented by court order or by any other Governmental Authority from conducting any part of its business; or

9.6 Other Obligations. The occurrence of any default under any agreement or obligation of any Borrower involving any Indebtedness in excess of $100,000, which default continues beyond any period of grace therein provided; or

9.7 Change in Control. A Change in Control shall have occurred; or

9.8 MDA Forbearance. The MDA Forbearance Agreement shall have expired or shall have terminated for any reason whatsoever or shall have been modified without the prior written consent of the Required Lenders; or

9.9 Mississippi Loan Documents. The failure of the Borrowers to obtain amendments or other modifications to the Mississippi Loan Documents, where such failure could reasonably be expected to adversely affect the Borrowers’ ability to secure additional financing or investment; or

9.10 Budget. The payment or incurrence of any obligation that is not provided for in the Budget (within the variances from budgeted amounts permitted by this Agreement); or

9.11 Sale/Refinancing Milestones. (a) Any breach of, or failure to meet, any Sale/Refinancing Milestone or (b) the communication to the Agent or any other announcement, in each case, by any Borrower of the failure of the proposed Sale/Refinancing Process; or

9.12 Management Team Members. Any Management Team Member resigns, or announces his intention to resign, is terminated or is otherwise unable to continue his employment for any reason with any of the Borrowers; or

9.13 Guggenheim. The termination, for any reason, of Guggenheim Securities, LLC, in its capacity as investment banker and financial advisor to the Borrowers; or

9.14 SEC Actions. The filing of a formal action or claim by the SEC against any Borrower or any of its respective officers, employees or directors; or

9.15 Litigation. The existence of any claim, action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or Governmental Authority which, in the determination of the Agent or Required Lenders, has any reasonable likelihood of having a Material Adverse Effect or a material change in the pending litigation described on Schedule 9, such that such material change would cause a Material Adverse Effect; or

9.16 R&D Program; Technology Costs. The failure of the Borrowers (a) to meet their R&D program benchmarks on the economic viability of the production process as further set forth in the Technology Plan 2014 presented to the Board of Directors on April 15, 2014 or (b) to obtain a strategic investment as a result of technology and production process cost levels; or

9.17 Material Adverse Effect. The occurrence of any other event or development, which, in the determination of the Agent or the Required Lenders, could be expected to have a Material Adverse Effect.

SECTION 10. REMEDIES.

Subject to the Subordination Agreement, the following provisions in this Section 10 shall apply:

10.1 General. Upon and during the continuance of any one or more Events of Default, (i) Agent may, upon the written direction of the Required Lenders, accelerate and demand payment of all or any part of the Secured Obligations and declare them to be immediately due and payable (provided, that upon the occurrence of an Event of Default of the type described in Section 9.5 (other than Section 9.5(A)(vi)), all of the Secured Obligations shall automatically be accelerated and made due and payable, in each case without any further notice or act), and (ii) Agent may (and shall upon the written direction of the Required Lenders) notify any of any Borrower’s account debtors to make payment directly to Agent (for the Pro Rata benefit of the Lenders), compromise the amount of any such account on any Borrower’s behalf and endorse Agent’s name without recourse on any such payment for deposit directly to Agent’s account. Agent may (and shall upon the written direction of the Required Lenders) exercise all rights and remedies with respect to the Collateral under the Loan Documents or otherwise available to it under the UCC and other applicable law, including the right to release, hold, sell, lease, liquidate, collect, realize upon, or otherwise dispose of all or any part of the Collateral and the right to occupy, utilize, process and commingle the Collateral. All of Agent’s and each Lender’s rights and remedies shall be cumulative and not exclusive.

10.2 Collection; Foreclosure. Upon the occurrence and during the continuance of any Event of Default, Agent may (and shall upon the written direction of the Required Lenders), at any time or from time to time, apply, collect, liquidate, sell in one or more sales, lease or otherwise dispose of, any or all of the Collateral, in its then condition or following any commercially reasonable preparation or processing, in such order as Agent may elect. Any such sale may be made either at public or private sale at its place of business or elsewhere. Each Borrower agrees that any such public or private sale may occur upon ten (10) calendar days’ prior written notice to the Company. Agent may require each Borrower, at such

Borrower’s expense, to assemble the Collateral and make it available to Agent at a place designated by Agent that is reasonably convenient to Agent. The proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be applied by Agent and Lenders in the following order of priorities:

First, to Agent in an amount sufficient to pay in full Agent’s costs and professionals’ and advisors’ fees and expenses as described in Section 11.12;

Second, to Lenders in an amount sufficient to pay in full Lenders’ costs and professionals’ and advisors’ fees and expenses as described in Section 11.12;

Third, to Lenders (on a Pro Rata basis) in an amount equal to the then unpaid amount of the Secured Obligations constituting fees;

Fourth, to Lenders (on a Pro Rata basis) in an amount equal to the then unpaid amount of the Secured Obligations constituting interest;

Fifth, to Lenders (on a Pro Rata basis) in an amount equal to the then unpaid amount of the Secured Obligations constituting principal;

Sixth, to Lenders in an amount equal to any other unpaid Secured Obligations; and

Finally, after the full and final payment in Cash of all of the Secured Obligations, to any creditor holding a junior Lien on the Collateral, or to Borrowers or their representatives or as a court of competent jurisdiction may direct.

Agent and each Lender shall be deemed to have acted reasonably in the custody, preservation and disposition of any of the Collateral if it complies with the obligations of a secured party under the UCC.

10.3 No Waiver. Agent and each Lender shall be under no obligation to marshal any of the Collateral for the benefit of any Borrower or any other Person, and each Borrower expressly waives all rights, if any, to require Agent or any Lender to marshal any Collateral.

10.4 Cumulative Remedies. The rights, powers and remedies of Agent and each Lender hereunder shall be in addition to all rights, powers and remedies given by statute or rule of law and are cumulative. The exercise of any one or more of the rights, powers and remedies provided herein shall not be construed as a waiver of or election of remedies with respect to any other rights, powers and remedies of Agent or any Lender.

10.5 License. Agent is hereby granted an irrevocable, non-exclusive license or other right to use, license or sub-license (without payment of royalty or other compensation to any Person) any or all Intellectual Property of Borrowers, computer hardware and software, trade secrets, brochures, customer lists, promotional and advertising materials, labels, packaging materials and other property, in advertising for sale, marketing, selling, collecting, completing manufacture of, or otherwise exercising any rights or remedies with respect to, any Collateral. Each Borrower’s rights and interests under Intellectual Property shall inure to Agent’s benefit. Notwithstanding the foregoing, Agent shall not be entitled to exercise any such license right or interest unless an Event of Default has occurred and is continuing and Agent is exercising its rights and remedies hereunder.

10.6 Power of Attorney. Each Borrower hereby irrevocably constitutes and appoints Agent (and all Persons designated by Agent) as such Borrower’s true and lawful attorney (and agent-in-fact) for the purposes provided in this Section 10.6. Agent, or Agent’s designee, may, without notice and in either its or a Borrower’s name, but at the cost and expense of Borrowers, during the continuance of an Event of Default: (a) endorse a Borrower’s name on any proceeds of Collateral (including proceeds of insurance) that come into Agent’s possession or control; (b) notify any account debtors of the assignment of their Accounts, demand and enforce payment of Accounts by legal proceedings or otherwise, and generally exercise any rights and remedies with respect to Accounts; (c) settle, adjust, modify, compromise, discharge or release any Accounts or other Collateral, or any legal proceedings brought to collect Accounts or Collateral; (d) sell or assign any Accounts and other Collateral upon such terms, for such amounts and at such times as Agent deems advisable; (e) collect, liquidate and receive balances in Deposit Accounts, securities accounts or investment accounts, and take control, in any manner, of proceeds of Collateral; (f) prepare, file and sign a Borrower’s name to a proof of claim or other document in a bankruptcy of an account debtor, or to any notice, assignment or satisfaction of Lien or similar document; (g) receive, open and dispose of mail addressed to a Borrower, and notify postal authorities to deliver any such mail to an address designated by Agent; (h) endorse any Chattel Paper, Document, Instrument, bill of lading, or other document or agreement relating to any Accounts, Inventory or other Collateral; (i) use a Borrower’s stationary and sign its name to verifications of Accounts and notices to account debtors; (j) use information contained in any data processing, electronic or information systems relating to Collateral; (k) make and adjust claims under insurance policies; (l) take any action as may be necessary or appropriate to obtain payment under any letter of credit, banker’s acceptance or other instrument for which a Borrower is a beneficiary; and (m) take any and all appropriate actions and execute and deliver any and all documents and instruments which may be necessary to accomplish the purposes of this Agreement and the other Loan Documents.

SECTION 11. MISCELLANEOUS.

11.1 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent and duration of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

11.2 Notice. Except as otherwise provided herein, any notice, demand, request, consent, approval, declaration, service of process or other communication (including the delivery of Financial Statements) that is required, contemplated, or permitted under the Loan Documents or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given, delivered, and received upon the earlier of: (i) the day of transmission by facsimile or hand delivery or delivery by an overnight express service or overnight mail delivery service; or (ii) when received if sent by United States mail, with proper first class postage prepaid, in each case addressed to the party to be notified as follows:

(a) If to the KFT Trust, Vinod Khosla, Trustee:

c/o Khosla Ventures

2128 Sand Hill Road

Menlo Park, CA 94025

Attention: Vinod Khosla

Facsimile: 650-926-9590

Telephone: 650-376-8500

(b) If to any Borrower:

KIOR, INC.

13001 Bay Park Road

Pasadena, Texas 77507

Attn: Chief Executive Officer Attn: General Counsel

Telephone: 281-694-8700

Fax: 281-694-8799

or to such other address as each party may designate for itself by like notice.

11.3 Entire Agreement; Amendments. This Agreement and the other Loan Documents constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and thereof, and supersede and replace in their entirety any prior proposals, term sheets, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof or thereof. No amendment, waiver or other modification of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by any Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders) and the Borrowers that are party thereto and then any such waiver or consent shall be effective, but only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, modification, or consent shall, unless in writing and signed by all of the Lenders directly affected thereby and all of the Borrowers that are party thereto, do any of the following: (a) increase the amount of any Protective Advance Loan Commitment or extend the Maturity Date, (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due hereunder or under any other Loan Document, (c) reduce the principal of, or the rate of interest on, any loan or other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other Loan Document (except in connection with the waiver of applicability of Section 2.3 (which waiver shall be effective with the written consent of the Required Lenders)), (d) amend, modify, or eliminate this Section or any provision of this Agreement providing for consent or other action by all Lenders, (e) amend, modify, or eliminate the definition of “Required Lenders” or “Pro Rata”, (f) contractually subordinate any of Agent’s Liens, (g) other than in connection with a merger, liquidation, dissolution, release or sale of such Person expressly permitted by the terms hereof or the other Loan Documents, release any Borrower from any obligation for the payment of money hereunder or consent to the assignment or transfer by any Borrower of any of its rights or duties under this Agreement or the other Loan Documents, (h) amend, modify, or eliminate any of the provisions of Section 2.8 or Section 10.2, or (i) amend, modify, or eliminate any of the provisions of Section 3 (except to add Collateral). In addition to the forgoing, no amendment, waiver, modification, elimination, or consent shall amend, modify, or waive any provision of any Loan Document that relates to the rights, duties or discretion of Agent, without the written consent of Agent, Borrowers, and the Required Lenders.

11.4 [Intentionally Omitted].

11.5 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

11.6 No Waiver. The powers conferred upon Agent and each Lender by this Agreement are solely to protect its rights hereunder and under the other Loan Documents and its interest in the Collateral and shall not impose any duty upon Agent or any Lender to exercise any such powers. No omission or delay by Agent or any Lender at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by any Borrower at any time designated, shall be a waiver of any such right or remedy to which Agent or any Lender is entitled, nor shall it in any way affect the right of Agent or any Lender to enforce such provisions thereafter.

11.7 Survival. All agreements, representations and warranties contained in this Agreement and the other Loan Documents or in any document delivered pursuant hereto or thereto shall be for the benefit of Agent and each Lender. Section 6.3, Section 11.12, and any provisions that by their express terms are to survive the execution and delivery of this Agreement and the expiration or other termination of this Agreement shall survive such termination or expiration.

11.8 Successors and Assigns. The provisions of this Agreement and the other Loan Documents shall inure to the benefit of and be binding on each Borrower and its permitted assigns (if any). No Borrower shall assign its obligations under this Agreement or any of the other Loan Documents without Agent’s and Lenders’ express prior written consent, and any such attempted assignment shall be void and of no effect. Any Lender may assign, transfer, or endorse its rights hereunder and under the other Loan Documents in accordance with Section 11.14 hereof.

11.9 Governing Law. This Agreement and the other Loan Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

11.10 Consent to Jurisdiction and Venue. All judicial proceedings arising in or under or related to this Agreement or any of the other Loan Documents may be brought in the federal court of the southern district of New York. By execution and delivery of this Agreement, each party hereto generally and unconditionally: (a) consents to exclusive personal jurisdiction in New York New York; (b) waives any objection as to jurisdiction or venue in the Southern District of New York; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement or the other Loan Documents. Service of process on any party hereto in any action arising out of or relating to this Agreement shall be effective if given in accordance with the requirements for notice set forth in Section 11.2, and shall be deemed effective and received as set forth in Section 11.2. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.

11.11 Mutual Waiver of Jury Trial.

(a) Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws. EACH OF EACH BORROWER, AGENT AND EACH LENDER SPECIFICALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY ANY BORROWER AGAINST AGENT, ANY LENDER OR THEIR RESPECTIVE ASSIGNEES OR BY AGENT, ANY LENDER OR THEIR RESPECTIVE ASSIGNEES AGAINST ANY BORROWER. This waiver extends to all such Claims, including Claims that involve Persons other than any Borrower, Agent, and any Lender; Claims that arise out of or are in any way connected to the relationship between any Borrower and Agent or any Lender; and any Claims for damages, breach of contract, tort, specific performance, or any equitable or legal relief of any kind, arising out of this Agreement, any other Loan Document.

11.12 Professional Fees. Each Borrower promises to pay Agent’s and each Lender’s fees and expenses necessary to finalize the loan documentation, including but not limited to reasonable attorneys’ fees, UCC searches, filing costs, and other reasonable miscellaneous expenses. In addition, each Borrower promises to pay any and all reasonable attorneys’ and other reasonable professionals’ fees and expenses incurred by Agent and each Lender after the Effective Date in connection with or related to: (a) the Protective Advances; (b) the administration, collection, or enforcement of the Protective Advances; (c) the amendment or modification of the Loan Documents; (d) any waiver, consent, release, or termination under the Loan Documents; (e) the protection, preservation, sale, lease, liquidation, or disposition of Collateral or the exercise of remedies with respect to the Collateral; (f) any legal, litigation, administrative, arbitration, or out of court proceeding in connection with or related to any Borrower or the Collateral, and any appeal or review thereof; and (g) any bankruptcy, restructuring, reorganization, assignment for the benefit of creditors, workout, foreclosure, or other action related to any Borrower, the Collateral, the Loan Documents, including representing Agent or any Lender in any adversary proceeding or contested matter commenced or continued by or on behalf of any Borrower’s estate, and any appeal or review thereof. In addition, each Borrower promises to pay all Lender Expenses.

11.13 Confidentiality. Agent and each Lender acknowledges that certain items of Collateral and information provided to Agent and Lenders by a Borrower are confidential or proprietary information of such Borrower, and also such items shall be deemed confidential unless prominently marked “PUBLIC” by a Borrower (the “Confidential Information”). Accordingly, Agent and each Lender agrees that any Confidential Information it may obtain in the course of acquiring, administering, perfecting or enforcing Agent’s security interest in the Collateral or otherwise shall not be disclosed to any other person or entity in any manner whatsoever, in whole or in part, without the prior written consent of a Borrower, except that Agent and Lenders may disclose any such information: (a) to their own directors, officers, employees, accountants, counsel and other professional advisors and to its controlled affiliates if Agent or such Lender in its sole discretion determines that any such party should have access to such information in connection with such party’s responsibilities in connection with the Protective Advances or this Agreement and, provided that such recipient of such Confidential Information either (i) agrees to be bound by the confidentiality provisions of this paragraph or (ii) is otherwise subject to confidentiality restrictions that reasonably protect against the disclosure of Confidential Information; (b) if such information is generally available to the public without any disclosure by Agent or such Lender or breach of this Agreement; (c) if required or appropriate in any report, statement or testimony submitted to any governmental authority having or claiming to have jurisdiction over Agent or such Lender; provided that Agent or such Lender promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any required disclosure; (d) if required or appropriate in response to any summons or subpoena or in connection with any litigation, to the extent permitted or deemed advisable by Agent’s or such Lender’s counsel; (e) to comply with any legal requirement or law applicable to Agent or such Lender; provided that Agent or such Lender promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any required disclosure; (f) to the extent reasonably necessary in connection with the exercise of any right or remedy under any Loan Document, including Agent’s or such Lender’s sale, lease, or other disposition of Collateral during the continuance of an Event of Default; (g) to any participant or assignee of Agent or such Lender or any prospective participant or assignee; provided, that such participant or assignee or prospective participant or assignee agrees in writing to be bound by this Section prior to disclosure; or (h) otherwise with the prior consent of a Borrower; provided, that any disclosure made in violation of this Agreement shall not affect the obligations of any Borrower under this Agreement or the other Loan Documents.

11.14 Assignment of Rights. Each Borrower acknowledges and understands that each Lender may, with the consent of Agent and the Borrowers (such consent of the Borrowers not to be unreasonably withheld, delayed or conditioned and such consent of the Borrowers not to be required if: (a) such Assignee is an affiliate of a Lender, or (b) an Event of Default has occurred and is continuing), sell, transfer or assign all or part of its interest hereunder, under any Protective Advance, under such Lender’s Protective Advance Loan Commitment and under the other Loan Documents, to any person or entity, provided that no Lender can assign, transfer, sell or endorse its rights hereunder or under the other Loan Documents to a competitor of Borrowers (an “Assignee”). After such assignment the term “Lenders” as used in the Loan Documents shall mean and include such Assignee, and such Assignee shall be vested with all rights, powers and remedies of a Lender hereunder with respect to the interest so assigned; but with respect to any such interest not so transferred, the assigning Lender shall retain all rights, powers and remedies hereby given. No such assignment by a Lender shall relieve any Borrower of any of its obligations hereunder. Each Assignee shall, to the extent it is entitled to an exemption from or reduction of withholding Tax with respect to payments made under the Protective Advances or the Loan Documents, deliver to Company, at the time or times reasonably requested by Company, such properly completed and executed documentation reasonably requested by Company as will permit such payments to be made without withholding or at a reduced rate of withholding. Notwithstanding anything herein to the contrary, no Assignee shall be entitled to receive any greater payment under Section 2.7(a) or 2.7(d)(i) with respect to any assignment than its applicable assigning Lender would have been entitled to receive (determined as if such interest had not been assigned) unless such assignment occurred with the prior written consent of the Borrowers.

11.15 Revival of Secured Obligations. This Agreement and the Loan Documents shall remain in full force and effect and continue to be effective if any petition is filed by or against any Borrower for liquidation or reorganization, if any Borrower becomes insolvent or makes an assignment for the benefit of creditors, if a receiver or trustee is appointed for all or any significant part of any Borrower’s assets, or if any payment or transfer of Collateral is recovered from Agent or any Lender. The Loan Documents and the Secured Obligations and Collateral security shall continue to be effective, or shall be revived or reinstated, as the case may be, if at any time payment and performance of the Secured Obligations or any transfer of Collateral to Agent or any Lender, or any part thereof is rescinded, avoided or avoidable, reduced in amount, or must otherwise be restored or returned by, or is recovered from, Agent or any Lender or by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment, performance, or transfer of Collateral had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, avoided, avoidable, restored, returned, or recovered, the Loan Documents and the Secured Obligations shall be deemed, without any further action or documentation, to have been revived and reinstated except to the extent of the full, final, and indefeasible payment to Agent and Lenders in Cash.

11.16 Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.

11.17 No Third Party Beneficiaries. No provisions of the Loan Documents are intended, nor will be interpreted, to provide or create any third-party beneficiary rights or any other rights of any kind in any person other than Agent, Lenders and Borrowers unless specifically provided otherwise herein, and, except as otherwise so provided, all provisions of the Loan Documents will be personal and solely between Agent, the Lenders and the Borrowers.

11.18 No Assumption of Liability. The Lien on Collateral granted hereunder is given as security only and shall not subject Agent or any Lender to, or in any way modify, any obligation or liability of Borrowers relating to any Collateral.

11.19 Relationship with Lenders. The obligations of each Lender hereunder are several, and no Lender shall be responsible for the obligations of any other Lender. Amounts payable hereunder to each Lender shall be a separate and independent debt. It shall not be necessary for Agent or any other Lender to be joined as an additional party in any proceeding for such purposes. Nothing in this Agreement and no action of Agent or Lenders pursuant to the Loan Documents or otherwise shall be deemed to constitute Agent and any Lender to be a partnership, association, joint venture or any other kind of entity, nor to constitute control of any Borrower.

SECTION 12. AGENT.

12.1 Appointment and Authority. Each Lender appoints and designates the KFT Trust as Agent under all Loan Documents. Agent may, and each Lender authorizes Agent to, enter into all Loan Documents to which Agent is intended to be a party. Each Lender agrees that any action taken by Agent or Required Lenders in accordance with the provisions of the Loan Documents, and the exercise by Agent or Required Lenders of any rights or remedies set forth therein, together with all other powers reasonably incidental thereto, shall be authorized by and binding upon all Lenders. Without limiting the generality of the foregoing, and notwithstanding anything to the contrary in this Agreement or the other Loan Documents, Agent shall have the sole and exclusive authority to (a) execute and deliver as Agent each Loan Document and accept delivery of each Loan Document from any Borrower or other Person; (b) act as collateral agent for Lenders for purposes of perfecting and administering Liens under the Loan Documents, and for all other purposes stated therein; (c) deal with Collateral; (d) exercise such other powers delegated to the Agent by the terms hereof or the other Loan Documents (including the power to give or to refuse to give notices, waivers, consents, approvals and instructions and the power to make or to refuse to make determinations and calculations, in each case, in the Agent’s sole and absolute discretion) together with such powers as are reasonably incidental thereto to carry out the purposes hereof and thereof and (e) take any Enforcement Action or otherwise exercise any rights or remedies with respect to any Collateral under the Loan Documents, applicable law or otherwise. The duties of Agent shall be ministerial and administrative in nature, and Agent shall not have a fiduciary relationship with any Lender or other Person by reason of any Loan Document or any transaction relating thereto.

12.2 Duties. Agent shall not have any duties except those expressly set forth in the Loan Documents. The conferral upon Agent of any right shall not imply a duty to exercise such right, unless instructed to do so by Lenders in accordance with this Agreement.

12.3 Agent Professionals. Agent may perform its duties through agents and employees. Agent may consult with and employ Agent Professionals, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by an Agent Professional. Agent shall not be responsible for the negligence or misconduct of any agents, employees or Agent Professionals selected by it with reasonable care.

12.4 Instructions of Required Lenders. The rights and remedies conferred upon Agent under the Loan Documents may be exercised without the necessity of joinder of any other party, unless required by applicable law. Agent may request instructions from Required

Lenders or other Lenders with respect to any act (including the failure to act) in connection with any Loan Documents, and may seek assurances to its satisfaction from Lenders of their indemnification obligations against all Indemnified Claims that could be incurred by Agent in connection with any act. Agent shall be entitled to refrain from any act until it has received such instructions or assurances, and Agent shall not incur liability to any Person by reason of so refraining. Instructions of Required Lenders shall be binding upon Agent and all Lenders, and no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting in accordance with the instructions of Required Lenders. Notwithstanding the foregoing, instructions by and consent of specific parties shall be required to the extent provided in Section 11.3. In no event shall Agent be required to take any action that, in its opinion, is contrary to applicable law or any Loan Documents or could subject any Agent Indemnitee to personal liability.

12.5 Lien Releases; Care of Collateral.

(a) Lenders authorize Agent to release any Lien with respect to any Collateral (i) upon full and final cash payment of all Secured Obligations; (ii) that is the subject of an asset disposition to a non-Borrower which Borrowers certify in writing to Agent is a Permitted Transfer or a Lien which Borrowers certify is a Permitted Lien entitled to priority over Agent’s Liens and should not constitute Collateral under the terms hereof (and Agent may rely conclusively on any such certificate without further inquiry); (iii) that does not constitute a material part of the Collateral; (iv) with the written consent of all Lenders; or (v) owned by a Borrower which is released from its Secured Obligations in accordance with Section 7.12, and Lenders authorize Agent to release a Borrower from its Secured Obligations in accordance with Section 7.12. Agent and the Lenders agree that Agent shall execute and deliver all documents reasonably requested by any Borrower to effect or otherwise evidence such release described in clauses (i), (ii), (iv) or (v) above (and, if requested by Agent in connection with such execution and delivery, Borrowers shall certify to Agent that any applicable sale or disposition is being made in compliance with the terms of this Agreement (and Agent may rely conclusively on any such certificate, without further inquiry)). Any such release shall not in any manner discharge, affect or impair the Secured Obligations or any Liens (other than those expressly being released) upon (or obligations of the Borrowers in respect of) all interests retained by the Borrowers, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

(b) Agent shall have no obligation to assure that any Collateral exists or is owned by a Borrower, or is cared for, protected or insured, nor to assure that Agent’s Liens have been properly created, perfected or enforced, or are entitled to any particular priority, nor to exercise any duty of care with respect to any Collateral.

12.6 Possession of Collateral. Agent and Lenders appoint each other Lender as agent (for the benefit of Lenders) for the purpose of perfecting Liens in any Collateral held or controlled by such Lender, to the extent such Liens are perfected by possession or control. If any Lender obtains possession or control of any Collateral, it shall notify Agent thereof and, promptly upon Agent’s request, deliver such Collateral to Agent or otherwise deal with it in accordance with Agent’s instructions.

12.7 Reliance By Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any certification, notice or other communication (including those by telephone, telex, telegram, telecopy or e-mail) believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and upon the advice and statements of Agent Professionals. Agent shall have a reasonable and practicable amount of time to act upon any instruction, notice or other communication under any Loan Document, and shall not be liable for any delay in acting.

12.8 Action Upon Default. Agent shall not be deemed to have knowledge of any Event of Default unless it has received written notice from a Borrower or Required Lenders specifying the occurrence and nature thereof. Each Lender agrees that, except with the written consent of Agent and Required Lenders, it will not take any Enforcement Action, or exercise any right that it might otherwise have under applicable law to credit bid at foreclosure sales, UCC sales or other similar dispositions of Collateral or to assert any rights relating to any Collateral.

12.9 Ratable Sharing. If any Lender shall obtain any payment or reduction of any Secured Obligation, whether through set-off or otherwise, in excess of its share of such Secured Obligation, determined on a Pro Rata basis or in accordance with Section 10.2, as applicable, such Lender shall forthwith purchase from Agent and the other Lenders such participations in the affected Secured Obligation as are necessary to cause the purchasing Lender to share the excess payment or reduction on a Pro Rata basis or in accordance with Section 10.2, as applicable. If any of such payment or reduction is thereafter recovered from the purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. Notwithstanding the foregoing, any payment of Indemnified Taxes pursuant to Section 2.7 shall not be considered an excess payment under this Section 12.9 and does not have to be shared Pro Rata.

12.10 Indemnification. EACH LENDER SHALL INDEMNIFY AND HOLD HARMLESS AGENT INDEMNITEES, TO THE EXTENT NOT REIMBURSED BY BORROWERS, ON A PRO RATA BASIS, AGAINST ALL INDEMNIFIED CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY SUCH AGENT INDEMNITEE, PROVIDED THAT ANY INDEMNIFIED CLAIM AGAINST AN AGENT INDEMNITEE RELATES TO OR ARISES FROM ITS ACTING AS OR FOR AGENT (IN THE CAPACITY OF AGENT). In Agent’s discretion, it may reserve for any Claims made against an Agent Indemnitee, and may satisfy any judgment, order or settlement relating thereto, from proceeds of Collateral prior to making any distribution of Collateral proceeds to Lenders. If Agent is sued by any receiver, bankruptcy trustee, debtor-in-possession or other Person for any alleged preference or fraudulent transfer, then any monies paid by Agent in settlement or satisfaction of such proceeding, together with all interest, costs and expenses (including attorneys’ fees) incurred in the defense of same, shall be promptly reimbursed to Agent by each Lender to the extent of its Pro Rata share.

12.11 Limitation on Responsibilities of Agent. Agent shall not be liable to any Lender for any action taken or omitted to be taken under the Loan Documents, except for losses directly and solely caused by Agent’s gross negligence or willful misconduct. Agent does not assume any responsibility for any failure or delay in performance or any breach by any Borrower or any Lender of any obligations under the Loan Documents. Agent does not make any express or implied representation, warranty or guarantee to Lenders with respect to any Secured Obligations, Collateral, Loan Documents or Borrower. No Agent Indemnitee shall be responsible to Lenders for any recitals, statements, information, representations or warranties contained in any Loan Documents; the execution, validity, genuineness, effectiveness or enforceability of any Loan Documents; the genuineness, enforceability, collectibility, value, sufficiency, location or existence of any Collateral, or the validity, extent, perfection or priority of any Lien therein; the validity, enforceability or collectibility of any Secured Obligations; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Borrower. No Agent Indemnitee shall have any obligation to any Lender to ascertain or inquire into the existence of any Event of Default, the observance by any Borrower of any terms of the Loan Documents, or the satisfaction of any conditions precedent contained in any Loan Documents.

12.12 Resignation; Successor Agent. Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving at least 10 days written notice thereof to Lenders and Borrowers. Upon receipt of such notice, Required Lenders shall have the right to appoint a successor Agent which shall be a Lender or an affiliate of a Lender and which shall be subject to the consent of the Company (such consent not to be unreasonably withheld, delayed or conditioned and such consent not to be required if: (a) such successor Agent is an affiliate of the retiring Agent, or (b) an Event of Default has occurred and is continuing). If no successor agent is appointed prior to the effective date of the resignation of Agent, then Agent may appoint a successor agent from among Lenders (subject to the consent of the Company (such consent not to be unreasonably withheld, delayed or conditioned and such consent not to be required if: (a) such successor Agent is an affiliate of the retiring Agent, or (b) an Event of Default has occurred and is continuing)) or, if no Lender accepts such role or the Company does not provide any necessary consent, Agent may appoint Required Lenders as successor Agent. Upon acceptance by a successor Agent of an appointment to serve as Agent hereunder, or upon appointment of Required Lenders as successor Agent, such successor Agent shall thereupon succeed to and become vested with all the powers and duties of the retiring Agent without further act, and the retiring Agent shall be discharged from its duties and obligations hereunder but shall continue to have the benefits of the indemnification set forth in Section 6.3 and Section 12.10. Notwithstanding any Agent’s resignation, the provisions of this Section 12 shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while Agent. Any successor to the KFT Trust by merger or acquisition of stock or this loan shall continue to be Agent hereunder without further act on the part of the parties hereto, unless such successor resigns as provided above.

12.13 Separate Collateral Agent. If Agent believes that it may be limited in the exercise of any rights or remedies under the Loan Documents due to any applicable law, Agent may appoint an additional Person who is not so limited, as a separate collateral agent or co-collateral agent. If Agent so appoints a collateral agent or co-collateral agent, each right and remedy intended to be available to Agent under the Loan Documents shall also be vested in such separate agent. Lenders shall execute and deliver such documents as Agent deems appropriate to vest any rights or remedies in such agent. If any collateral agent or co-collateral agent shall die or dissolve, become incapable of acting, resign or be removed, then all the rights and remedies of such agent, to the extent permitted by applicable law, shall vest in and be exercised by Agent until appointment of a new agent.

12.14 Due Diligence and Non-Reliance. Each Lender acknowledges and agrees that it has, independently and without reliance upon Agent or any other Lender, and based upon such documents, information and analyses as it has deemed appropriate, made its own credit analysis of each Borrower and its own decision to enter into this Agreement and to fund Protective Advances hereunder. Each Lender has made such inquiries as it feels necessary concerning the Loan Documents, Collateral and Borrowers. Each Lender acknowledges and agrees that the other Lenders have made no representations or warranties concerning any Borrower, any Collateral or the legality, validity, sufficiency or enforceability of any Loan Documents or Secured Obligations. Each Lender will, independently and without reliance upon any other Lender, and based upon such financial statements, documents and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in making Protective Advances, and in taking or refraining from any action under any Loan Documents. Except for notices, reports and other information expressly requested by a Lender, Agent shall have no duty or responsibility to provide any Lender with any notices, reports or certificates furnished to Agent by any Borrower or any credit or other information concerning the affairs, financial condition, business or Properties of any Borrower (or any of its affiliates) which may come into possession of Agent or its affiliates.

12.15 Recovery of Payments. If Agent pays any amount to a Lender in the expectation that a related payment will be received by Agent from a Borrower and such related payment is not received, then Agent may recover such amount from each Lender that received it. If Agent determines at any time that an amount received under any Loan Document must be returned to a Borrower or paid to any other Person pursuant to applicable law or otherwise, then, notwithstanding any other term of any Loan Document, Agent shall not be required to distribute such amount to any Lender. If any amounts received and applied by Agent to any Secured Obligations are later required to be returned by Agent pursuant to applicable law, each Lender shall pay to Agent, on demand, such Lender’s Pro Rata share of the amounts required to be returned. The preceding sentence shall not apply to any payment of Indemnified Taxes pursuant to Section 2.7 or any other amount which is specific to a particular Lender; any such amount which the Agent is required to return shall be repaid to Agent solely by the Lender which received the payment.

12.16 Agent in its Individual Capacity. As a Lender, the KFT Trust (and any successor Agent that is a Lender) shall have the same rights and remedies under the other Loan Documents as any other Lender, and the terms “Lenders,” “Required Lenders” or any similar term shall include the KFT Trust (and any such successor Agent that is a Lender) in its capacity as a Lender. In their individual capacities, Agent and its affiliates may receive information regarding Borrowers and their affiliates (including information subject to confidentiality obligations), and each Lender agrees that the KFT Trust and its affiliates shall be under no obligation to provide such information to any Lender, if acquired in such individual capacity.

12.17 No Third Party Beneficiaries. This Section 12 is an agreement solely among Lenders and Agent, and shall survive full and final payment in Cash of the Secured

Obligations. This Section 12 (other than Section 12.5(a) and Section 12.12 (as it relates to Section 12.12, solely with respect to the Company’s consent rights contained therein)) does not confer any rights or benefits upon Borrowers or any other Person. As between Borrowers and Agent, any action that Agent may take under any Loan Documents or with respect to any Secured Obligations shall be conclusively presumed to have been authorized and directed by Lenders.

(SIGNATURES TO FOLLOW)

IN WITNESS WHEREOF, Borrowers, Agent and Lenders have duly executed and delivered this Loan and Security Agreement as of the day and year first above written.

KIOR, INC.,
a Delaware corporation

By:	/s/ Fred H. Cannon
Name:	Fred H. Cannon
Title:	Chief Executive Officer

KIOR COLUMBUS, LLC, a Delaware limited liability company

By:	/s/ Fred H. Cannon
Name:	Fred H. Cannon
Title:	Chief Executive Officer

[SIGNATURE PAGE TO PROTECTIVE ADVANCE LOAN AND SECURITY AGREEMENT]

AGENT:

KFT TRUST, VINOD KHOSLA, TRUSTEE, in its capacity as the Agent

By:	/s/ Vinod Khosla
Name:	Vinod Khosla
Title:	Trustee

[SIGNATURE PAGE TO PROTECTIVE ADVANCE LOAN AND SECURITY AGREEMENT]

LENDERS:

KFT TRUST, VINOD KHOSLA, TRUSTEE, as a Lender

By:	/s/ Vinod Khosla
Name:	Vinod Khosla
Title:	Trustee

[SIGNATURE PAGE TO PROTECTIVE ADVANCE LOAN AND SECURITY AGREEMENT]

TABLE OF EXHIBITS AND SCHEDULES

Exhibit A:	Protective Advance Loan Commitments

Exhibit B:	Funding Request

Schedule 1	Subsidiaries
Schedule 1A	Existing Permitted Indebtedness
Schedule 1B	Existing Permitted Investments
Schedule 1C	Existing Permitted Liens
Schedule 5.3	Consents, Etc.
Schedule 5.5	Actions Before Governmental Authorities
Schedule 5.6	Laws
Schedule 5.8	Tax Matters
Schedule 5.9	Intellectual Property Claims
Schedule 5.10	Intellectual Property
Schedule 5.11	Borrower Products
Schedule 5.13	Employee Loans
Schedule 5.14	Capitalization
Schedule 5.15	Commercial Tort Claims
Schedule 7.11	Deposit Accounts, Securities Accounts and Investment Accounts
Schedule 9	Events and Matters Specifically Existing as of the Effective Date

1

EXHIBIT A

Protective Advance Loan Commitments

Lender	Protective Advance Loan Commitment
KFT Trust, Vinod Khosla, Trustee	$15,000,000

All Lenders	$15,000,000

2

EXHIBIT B

FUNDING REQUEST

Date: [                    ]

KFT Trust, Vinod Khosla, Trustee, as Agent

under the below-referenced Loan Agreement

c/o Khosla Ventures

2128 Sand Hill Road

Menlo Park, CA 94025

Ladies and Gentlemen:

The undersigned, refers to that certain Protective Advance Loan and Security Agreement, dated as of July 11, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among KiOR, Inc. a Delaware corporation, (the “Parent”), KiOR Columbus LLC, a Delaware limited liability company, (together with the Parent, the “Borrowers” and each a “Borrower”), the lenders from time to time party thereto (each a “Lender” and collectively, the “Lenders”), and KFT Trust, Vinod Khosla, Trustee, as agent for the Lenders (the “Agent”), and hereby gives you notice pursuant to Section 2.1(c) of the Loan Agreement that the undersigned, on behalf of the Borrowers, hereby requests a Protective Advance under the Loan Agreement (the “Proposed Advance”), and in that connection sets forth below the information relating to such Proposed Advance as required by Section 2.1(c) of the Loan Agreement. All capitalized terms used but not defined herein have the same meanings herein as set forth in the Loan Agreement.

(i)	The aggregate principal amount of the Proposed Advance is $[ ].

(ii)	The borrowing date of the Proposed Advance is [ ].[1]

(iii)	The following disbursements are to be funded with the Proposed Advance, in accordance with the approved Budget:

Roll-up of the Protective Advance Notes (including interest accrued to Effective Date)	$	[	]
[ ]	$	[	]
[ ]	$	[	]
Aggregate Proposed Advance	$	[	]
Deduction for the roll-up of Protective Advance Notes	$	[	]
Net Wire Amount	$	[	]

[1]	This date must be a Business Day.

(iv)	The proceeds of the Proposed Loan should be made available to the undersigned by wire transferring such proceeds in accordance with the payment instructions set forth on Annex I hereto.

(v)	The undersigned hereby certifies on behalf of the Borrowers that (a) the representations and warranties set forth in Section 5 of the Loan Agreement are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the Protective Advance Date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty is true and correct in all material respects on and as of such earlier date); and (b) No Default or Event of Default has occurred and is continuing.

Very truly yours,

KIOR, INC., on behalf of the Borrowers

By:
Name:
Title:

[FUNDING REQUEST SIGNATURE PAGE]

ANNEX I

PAYMENT INSTRUCTIONS

Disclosure Schedules

Schedule 1

Subsidiaries

KiOR, Inc. has the following Subsidiaries:

Name of Subsidiary	Jurisdiction of Organization or Formation

Kior Columbus LLC	Delaware

Schedule 1A

Existing Permitted Indebtedness

1. KiOR, Inc.

Indebtedness in the principal amount not to exceed $11,247 minus the amount of any principal repayments in respect thereof to Dell Financial Services L.L.C. and its successors and assigns.

Indebtedness in the principal amount not to exceed $10,999 minus the amount of any principal repayments in respect thereof to GreatAmerica Leasing Corporation and its successors and assigns.

Indebtedness of $613,806 under that certain Premium Finance Agreement, dated January 2014, between US Premium Finance and KiOR, Inc.

Indebtedness in connection with credit card reimbursement obligations owed to Silicon Valley Bank from time to time in the maximum amount not to exceed $200,000 at any time outstanding.

Indebtedness of $106,181 owed to Cisco Systems Capital.

Indebtedness of $16,520 owed to Wells Fargo.

Indebtedness under the 2013 Second Lien Purchase Agreement.

Indebtedness under the 2014 Second Lien Purchase Agreement.

Indebtedness under the Third Lien Loan Agreement.

Indebtedness between KiOR, Inc. and Kior Columbus LLC.

Reimbursement obligations with respect to outstanding credit cards equal to $42,397.29, with a line of credit up to $100,000.00, as of the Effective Date.

2. KiOR Columbus LLC

Indebtedness under the 2013 Second Lien Purchase Agreement.

Indebtedness under the 2014 Second Lien Purchase Agreement.

Indebtedness under the Third Lien Loan Agreement.

Indebtedness between KiOR, Inc. and Kior Columbus LLC.

Reimbursement obligations with respect to outstanding credit cards equal to $75,685.24, with a line of credit up to $100,000.00, as of the Effective Date.

Schedule 1B

Existing Permitted Investments

KiOR, Inc. has the following Investments as of the First Closing:

Name of Subsidiary	Jurisdiction of Organization or Formation	Organizational Identification Number	Percentage of Equity Interests Owned
Kior Columbus LLC	Delaware	4881599	100%

Schedule 1C

Permitted Liens

1. Kior, Inc.

Name of Lienholder	UCC Filing Jurisdiction	Initial UCC Filing Date and No.	Description of Collateral Covered by Lien	Description of Obligations Secured by Lien
Dell Financial Services L.L.C.	DE Secretary of State	10/3/2011 2011 2904228	Equipment and software and related property	Computer equipment leased

GreatAmerica Leasing Corporation	DE Secretary of State	12/28/11 2011 4981414	Equipment and related property	Copier equipment leased

US Premium Finance	N/A	N/A	All right, title and interest in certain D & O insurance policies and certain related property	Premium Finance Agreement, dated January 2014, between US Premium Finance and Kior, Inc.

Silicon Valley Bank	N/A	N/A	Deposit accounts and any and all monies at any time held therein with all interest and income thereon, all documents, instruments and agreements evidencing the deposit account and all renewals and replacements of, additions to and proceeds of the same ($200,000 cash)	Credit Card obligations

Liens securing indebtedness under the 2013 Second Lien Purchase Agreement, 2014 Second Lien Purchase Agreement and Third Lien Loan Agreement.

Liens securing outstanding credit card obligations.

2. Kior Columbus LLC

Liens securing indebtedness under the Mississippi Loan Documents.

Liens described on Exhibit B to that certain Deed of Trust, Fixture Filing and Assignment of Leases and Rents dated as of December 12, 2011, by and among KiOR Columbus, LLC, as Grantor, Waverly Harkins, Special Assistant Attorney General, as Trustee, and Mississippi Development Authority, as Beneficiary.

File 02/01/12; Debtor – KiOR Columbus; Secured Party – Modular Space Corporation

File 02/06/12; Debtor – KiOR Columbus; Secured Party – Modular Space Corporation

File 05/29/12; Debtor – KiOR Columbus; Secured Party – Komatsu Financial Limited

File 07/31/12; Debtor – KiOR Columbus; Secured Party – Modular Space Corporation

Schedule 5.3

Consents

UCC-1 financing statement filings with the Secretary of State of the State of Delaware which will be filed prior to the initial Protective Advance.

United States Patent and Trademark Office and the United States Copyright Office.

Schedule 5.5

Actions Before Governmental Authorities

Berry v. KiOR, Inc., et a/4: 13-cv-02443 (S.D. Tex.)

The Company and certain of its officers have been named in a purported class action lawsuit pending in the United States District Court for the Southern District of Texas, brought by Michael Berry on behalf of individuals who purchased the Company’s common stock. The initial complaint alleged that the Company and its officers made false or misleading statements concerning projected biofuel production levels at the Company’s Columbus, Mississippi facility. The complaint advanced claims pursuant to Sections 10(b) and 20(a) of the Exchange Act, and Rule 10b-5 promulgated thereunder, and sought unspecified compensatory damages and costs and expenses, including attorneys’ fees.

On October 21,2013, two other purported purchasers of the Company’s common stock, Sharon Kegerries and Dave Carlton, filed motions to be appointed as lead plaintiffs in the class action and to have their attorneys approved as lead counsel. Mr. Berry did not file a motion to be appointed as lead plaintiff. On November 25, 2013, Sharon Kegerries and Dave Carlton were appointed Lead Plaintiffs and their selection of co-lead counsel was approved by the court. Lead Plaintiffs then filed an amended class action complaint on January 27, 2014, alleging the Exchange Act and Rule 10b-5 violations of the original complaint and seeking to represent a class of purchasers of Company stock from August 14, 2012 to January 8, 2014. The amended class action complaint names the Company, Fred Cannon and John Karnes as defendants, seeks unspecified compensatory damages and costs and expenses, including attorneys’ fees.

Gedig v. Cannon, et al 4: 13-cv-03773 (S.D. Tex.)

The Company, its President and former Chief Executive Officer and one of its outside directors have been named in a lawsuit pending in the United States District Court for the Southern District of Texas, brought on a derivative basis, allegedly on behalf of the Company. The complaint was filed on December 12,2013, and names as defendants Fred Cannon, John Karnes, Samir Kaul, David Paterson, William Roach, and Gary Whitlock, and names the Company as a nominal defendant. The complaint was filed under seal and alleges breaches of the fiduciary duties of loyalty and good faith in connection with allegedly false or misleading statements about the progress at the Company’s Columbus, Mississippi facility and the timing of projected biofuel production levels.

SEC Investigation

The Company has received a subpoena issued pursuant to a formal order of investigation by the United States Securities and Exchange Commission, dated January 28, 2014. The subpoena seeks documents about, among other subject matters, the progress at its Columbus, Mississippi facility and the timing of projected biofuel production levels. The Company’s document production in response to the subpoena is ongoing.

Department of Labor Whistleblower Matter

A complaint has been field against the Company by Mark Ross, an ex-employee of the Company, with the US Department of Labor Occupational Safety and Health Administration, alleging retaliation in violation of the Sarbanes-Oxley Act.

Schedule 5.6

Laws

Pursuant to a registration rights agreement dated October 21, 2013, by and between the Company and Gates Ventures, LLC (the “Registration Rights Agreement”), the Company agreed to register with the Securities and Exchange Commission shares issuable to Gates Ventures, LLC pursuant to a Class A Common Stock Purchase Agreement dated October 21, 2013, by and between the Company and Gates Ventures, LLC. The Company agreed that if a registration statement was not declared effective on or prior to April 19, 2014, the Company would pay to Gates Ventures, LLC liquidated damages equal to one and one-half percent (1.5%) of the aggregate purchase price paid by Gates Ventures, LLC for the shares of Class A Common Stock for every thirty (30) day period after April 19, 2014 that such shares remain unregistered. A registration statement has not been declared effective as of the date hereof, and the Company has failed to pay Gates Ventures, LLC liquidated damages as required by the Registration Rights Agreement. The Company does not reasonably expect this failure to pay liquidated damages to result in a Material Adverse Effect.

The Company’s payment default and certain other defaults under the Mississippi Loan Documents as further described in that certain Forbearance Agreement dated as of July 3, 2014 by and between KiOR Columbus, as borrower, the Company, as guarantor, and the Mississippi Development Authority, acting for and on behalf of the State of Mississippi, as lender.

See the disclosures in Schedule 5.5.

See the disclosures in Schedule 5.8.

Schedule 5.8

Tax Matters

KiOR Columbus, LLC has not paid the State of Mississippi its annual franchise taxes.

Schedule 5.9

Intellectual Property Claims

None.

Schedule 5.10

Intellectual Property

None.

Schedule 5.11

Borrower Products

None.

Schedule 5.13

Employee Loans

None.

Schedule 5.14

Capitalization and Subsidiaries

Borrower	Classes of Stock	Authorized Shares	Shares Outstanding
KiOR, Inc.	Class A Common Stock Class B Common Stock Preferred Stock	322,800,000 (250,000,000 shares of Class A Common Stock, 70,800,000 shares of Class B Common Stock, 2,000,000 shares of Preferred Stock)	63,847,951 shares of Class A Common Stock[1], 47,160,325 shares of Class B Common Stock[2]
Kior Columbus LLC	N/A	N/A	100% owned by KiOR, Inc.

[1]	As of June 18, 2014, from KiOR, Inc.’s Schedule 14A filed with the Securities and Exchange Commission on June 25, 2014. Total does not include a total of 85,336 shares of Class A Common Stock that were purchased pursuant to KiOR, Inc.’s ESPP in July 2014.

[2]	As of June 18, 2014, from KiOR, Inc.’s Schedule 14A filed with the Securities and Exchange Commission on June 25, 2014.

Schedule 5.15

Commercial Tort Claims

None.

Schedule 7.11

Deposit Accounts, Securities Accounts and Investment Accounts

	6/30/2014	7/10/2014
SVB KiOR, Inc. Operating	$319,832.62	$62,388.80
SVB KiOR Columbus, LLC Operating	$149,069.68	$46,304.15
SVB Receivables Account	—	—
SVB KiOR, Inc. FSA	$73,572.82	$71,392.95
SVB Collateral (Restricted)	$200,000.00	$200,000.00
Citi Bank Investment	$1,211.62	$1,211.62

TOTALS:	$743,686.74	$381,297.52

Schedule 9

1.	Litigation Matters

Berry v. KiOR, Inc., et a/4: 13-cv-02443 (S.D. Tex.)

The Company and certain of its officers have been named in a purported class action lawsuit pending in the United States District Court for the Southern District of Texas, brought by Michael Berry on behalf of individuals who purchased the Company’s common stock. The initial complaint alleged that the Company and its officers made false or misleading statements concerning projected biofuel production levels at the Company’s Columbus, Mississippi facility. The complaint advanced claims pursuant to Sections 10(b) and 20(a) of the Exchange Act, and Rule 10b-5 promulgated thereunder, and sought unspecified compensatory damages and costs and expenses, including attorneys’ fees.

On October 21, 2013, two other purported purchasers of the Company’s common stock, Sharon Kegerries and Dave Carlton, filed motions to be appointed as lead plaintiffs in the class action and to have their attorneys approved as lead counsel. Mr. Berry did not file a motion to be appointed as lead plaintiff. On November 25, 2013, Sharon Kegerries and Dave Carlton were appointed Lead Plaintiffs and their selection of co-lead counsel was approved by the court. Lead Plaintiffs then filed an amended class action complaint on January 27, 2014, alleging the Exchange Act and Rule 10b-5 violations of the original complaint and seeking to represent a class of purchasers of Company stock from August 14, 2012 to January 8, 2014. The amended class action complaint names the Company, Fred Cannon and John Karnes as defendants, seeks unspecified compensatory damages and costs and expenses, including attorneys’ fees.

Gedig v. Cannon, et al 4: 13-cv-03773 (S.D. Tex.)

The Company, its President and former Chief Executive Officer and one of its outside directors have been named in a lawsuit pending in the United States District Court for the Southern District of Texas, brought on a derivative basis, allegedly on behalf of the Company. The complaint was filed on December 12, 2013, and names as defendants Fred Cannon, John Karnes, Samir Kaul, David Paterson, William Roach, and Gary Whitlock, and names the Company as a nominal defendant. The complaint was filed under seal and alleges breaches of the fiduciary duties of loyalty and good faith in connection with allegedly false or misleading statements about the progress at the Company’s Columbus, Mississippi facility and the timing of projected biofuel production levels.

SEC Investigation

The Company has received a subpoena issued pursuant to a formal order of investigation by the United States Securities and Exchange Commission, dated January 28, 2014. The subpoena seeks documents about, among other subject matters, the progress at its Columbus, Mississippi facility and the timing of projected biofuel production levels. The Company’s document production in response to the subpoena is ongoing.

Department of Labor Whistleblower Matter

A complaint has been field against the Company by Mark Ross, an ex-employee of the Company, with the US Department of Labor Occupational Safety and Health Administration, alleging retaliation in violation of the Sarbanes-Oxley Act.

2.	Registration Rights

Pursuant to a registration rights agreement dated October 21, 2013, by and between the Company and Gates Ventures, LLC (the “Registration Rights Agreement”), the Company agreed to register with the Securities and Exchange Commission shares issuable to Gates Ventures, LLC pursuant to a Class A Common Stock Purchase Agreement dated October 21, 2013, by and between the Company and Gates Ventures, LLC. The Company agreed that if a registration statement was not declared effective on or prior to April 19, 2014, the Company would pay to Gates Ventures, LLC liquidated damages equal to one and one-half percent (1.5%) of the aggregate purchase price paid by Gates Ventures, LLC for the shares of Class A Common Stock for every thirty (30) day period after April 19, 2014 that such shares remain unregistered. A registration statement has not been declared effective as of the date hereof, and the Company has failed to pay Gates Ventures, LLC liquidated damages as required by the Registration Rights Agreement.

3.	MDA Default

The Company’s payment default and certain other defaults under the Mississippi Loan Documents as further described in that certain Forbearance Agreement dated as of July 3, 2014 by and between KiOR Columbus, as borrower, the Company, as guarantor, and the Mississippi Development Authority, acting for and on behalf of the State of Mississippi, as lender.

4.	Mississippi Franchise Tax Matter

KiOR Columbus, LLC has not paid the State of Mississippi its annual franchise taxes.